                                                                    EXHIBIT 10.8






           COLLABORATIVE RESEARCH, LICENSE AND CO-PROMOTION AGREEMENT

                          dated as of October 5, 1998

                                 by and between

                          SCHERING AKTIENGESELLSCHAFT

                                      And

                              MYRIAD GENETICS, INC

                               TABLE OF CONTENTS




                                                                                                           Page
                                                                                                           ----
ARTICLE I             DEFINITIONS..........................................................................  1

     SECTION 1.1      Definitions..........................................................................  1
     SECTION 1.2      Accounting...........................................................................  9

ARTICLE II            RESEARCH PROGRAM.....................................................................  9

     SECTION 2.1      Joint Research Steering Committee....................................................  9
     SECTION 2.2      Research Program..................................................................... 10
     SECTION 2.3      Access to ProNet; Pathway Options.................................................... 11
     SECTION 2.4      Research Term........................................................................ 11
     SECTION 2.5      Quarterly Reports.................................................................... 12

ARTICLE III           DRUG DISCOVERY AND EARLY DEVELOPMENT; DEVELOPMENT.................................... 12

     SECTION 3.1      Drug Discovery and Management Committee.............................................. 12
     SECTION 3.2      Drug Discovery and Early Development Program......................................... 12
     SECTION 3.3      Development Program.................................................................. 13
     SECTION 3.4      MYRIAD Participation................................................................. 13
     SECTION 3.5      Reporting............................................................................ 13
     SECTION 3.6      Right to Engage Third Parties in Drug Discovery and Early
                      Development and Development.......................................................... 13
     SECTION 3.7      Drug Approval Applications........................................................... 13
     SECTION 3.8      Manufacturing........................................................................ 13

ARTICLE IV            LICENSES............................................................................. 14

     SECTION 4.1      License to SCHERING to Conduct Research.............................................. 14
     SECTION 4.2      License to MYRIAD to Conduct Research................................................ 14
     SECTION 4.3      License to SCHERING to Conduct Development........................................... 14
     SECTION 4.4      License to MYRIAD to Conduct Development............................................. 14
     SECTION 4.5      License to SCHERING to Conduct Commercialization..................................... 14
     SECTION 4.6      Rights and Licenses to MYRIAD to Conduct Commercialization........................... 14
     SECTION 4.7      Sublicensing......................................................................... 15
     SECTION 4.8      Third Party Technology............................................................... 15
     SECTION 4.9      Abandonment.......................................................................... 15
     SECTION 4.10     Diagnostic Product Rights............................................................ 15
     SECTION 4.11     No Other Rights...................................................................... 16

ARTICLE V             COMMERCIALIZATION.................................................................... 16

     SECTION 5.1      Joint Marketing Committee............................................................ 16
     SECTION 5.2      MYRIAD Option to Co-Promote.......................................................... 17
     SECTION 5.3      SCHERING as Lead Marketing Party..................................................... 17
     SECTION 5.4      Right to Engage Third Parties in Commercialization................................... 18
     SECTION 5.5      Commercialization Efforts............................................................ 18
     SECTION 5.6      Commercialization Plan and Budget.................................................... 18
     SECTION 5.7      Commercialization of Royalty Bearing Product......................................... 19

                                       i.

     SECTION 5.8      Control Over Advertising and Detailing...............................................  19
     SECTION 5.9      Sales Efforts in the Co-Promotion Territory..........................................  19
     SECTION 5.10     Training Program.....................................................................  19
     SECTION 5.11     Trademarks...........................................................................  20
     SECTION 5.12     Manufacturing and Supply in Commercialization........................................  20
     SECTION 5.13     Product Recalls......................................................................  20
     SECTION 5.14     Tax Considerations...................................................................  20
     SECTION 5.15     Co-Promotion Mechanism...............................................................  20
     SECTION 5.16     Termination of Co-Promotion..........................................................  21

ARTICLE VI            PROFIT SHARING AND ROYALTIES.........................................................  21

     SECTION 6.1      Calculation of Co-Promotion Exercise Payment.........................................  21
     SECTION 6.2      Share of Operating Profits or Losses.................................................  22
     SECTION 6.3      Co-Promotion Reports and Payments....................................................  23
     SECTION 6.4      Term.................................................................................  23
     SECTION 6.5      Royalties............................................................................  24
     SECTION 6.6      Sales by Sublicensees................................................................  25
     SECTION 6.7      Royalty Reports and Payments.........................................................  25
     SECTION 6.8      Payments.............................................................................  25
     SECTION 6.9      Taxes................................................................................  25
     SECTION 6.10     Form of Payment......................................................................  25
     SECTION 6.11     Payments to or Reports by Affiliates.................................................  26
     SECTION 6.12     No Overlapping Royalties.............................................................  26

ARTICLE VII           TREATMENT OF CONFIDENTIAL INFORMATION................................................  26

     SECTION 7.1      Confidentiality......................................................................  26
     SECTION 7.2      Publication..........................................................................  26
     SECTION 7.3      Publicity Review.....................................................................  27
     SECTION 7.4      Disclosure of Inventions.............................................................  27
     SECTION 7.5      Termination of Prior Agreement.......................................................  27
     SECTION 7.6      Use of Names.........................................................................  27

ARTICLE VIII          OWNERSHIP OF PATENT RIGHTS...........................................................  27

     SECTION 8.1      Ownership............................................................................  28
     SECTION 8.2      Patent Prosecution...................................................................  28
     SECTION 8.3      Third Party Patent Rights............................................................  28
     SECTION 8.4      Enforcement Rights...................................................................  28
     SECTION 8.5      Defense and Settlement of Third Party Claims.........................................  29

ARTICLE IX            INFORMATION AND REPORTS..............................................................  29

     SECTION 9.1      Information and Reports During Development and Commercialization.....................  29
     SECTION 9.2      Complaints...........................................................................  29
     SECTION 9.3      Adverse Drug Experiences.............................................................  30
     SECTION 9.4      Records of Revenues and Expenses; Resolution of Audit Disputes.......................  30

ARTICLE X             TERM AND TERMINATION.................................................................  31

     SECTION 10.1     Term.................................................................................  31
     SECTION 10.2     Reasons for Termination..............................................................  31

                                      ii.

     SECTION 10.3     Effect of Termination by MYRIAD......................................................  32
     SECTION 10.4     Remedies.............................................................................  32
     SECTION 10.5     Survival.............................................................................  32

ARTICLE XI            REPRESENTATIONS AND WARRANTIES.......................................................  32

     SECTION 11.1     Representations and Warranties.......................................................  32

ARTICLE XII           INDEMNIFICATION......................................................................  33

     SECTION 12.1     Indemnification of MYRIAD by SCHERING................................................  33
     SECTION 12.2     Indemnification of SCHERING by MYRIAD................................................  33
     SECTION 12.3     Notice, Etc..........................................................................  34

ARTICLE XIII          DISPUTE RESOLUTION...................................................................  34

     SECTION 13.1     Senior Officials.....................................................................  34
     SECTION 13.2     Arbitration..........................................................................  34

ARTICLE XIV           MISCELLANEOUS........................................................................  35

     SECTION 14.1     No Agency............................................................................  35
     SECTION 14.2     Expenses.............................................................................  35
     SECTION 14.3     Binding Effect.......................................................................  35
     SECTION 14.4     Notices..............................................................................  35
     SECTION 14.5     Severability.........................................................................  36
     SECTION 14.6     Cooperation..........................................................................  36
     SECTION 14.7     Amendments and Waivers...............................................................  36
     SECTION 14.8     Counterparts.........................................................................  36
     SECTION 14.9     Entire Agreement.....................................................................  37
     SECTION 14.10    Headings.............................................................................  37
     SECTION 14.11    Assignment and Successors............................................................  37
     SECTION 14.12    Force Majeure........................................................................  37
     SECTION 14.13    Parties in Interest..................................................................  37
     SECTION 14.14    Governing Law........................................................................  37
     SECTION 14.15    Further Assurances...................................................................  37
     SECTION 14.16    Bankruptcy...........................................................................  37
     SECTION 14.17    Ambiguities..........................................................................  37


     Exhibit A-1      Schering Credits
     Exhibit A-2      Myriad Credits

                                     iii.

                        COLLABORATIVE RESEARCH, LICENSE

                           AND CO-PROMOTION AGREEMENT


          This COLLABORATIVE RESEARCH, LICENSE AND CO-PROMOTION AGREEMENT (this "Agreement"), made as of the 5th day of October, 1998 (the "Effective Date"), by and between SCHERING AKTIENGESELLSCHAFT, a German corporation (hereinafter "SCHERING"), and MYRIAD GENETICS, INC., a Delaware corporation (hereinafter "MYRIAD"). SCHERING and MYRIAD are sometimes referred to herein individually as a "Party" and collectively as the "Parties."


                              W I T N E S S E T H:


          WHEREAS, MYRIAD has expertise in the discovery and characterization of genes related to major common diseases and in the development and marketing of human diagnostic products and services derived from disease genes, and has developed a proprietary ProNet Technology to identify and compile protein-protein Interactions with potential application in the development of human diagnostic and therapeutic products;

          WHEREAS, SCHERING has expertise in discovering, developing, manufacturing, distributing and marketing human therapeutic products;

          WHEREAS, MYRIAD and SCHERING are interested in entering into an agreement whereby MYRIAD and SCHERING will jointly perform research using MYRIAD's proprietary ProNet Technology to identify Genes and Interactive Proteins and whereby SCHERING shall have the option to obtain from MYRIAD a license to the results of such research for the discovery, development, manufacture and marketing of Human Therapeutic Products derived from such Genes and Interactive Proteins; and

          WHEREAS, SCHERING desires to grant to MYRIAD, and MYRIAD desires to obtain, rights to Co-Promote Human Therapeutic Products derived from such Genes and Interactive Proteins in the Co-Promotion Territory.

          NOW THEREFORE, in consideration of the premises, and the representations, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:


                                   ARTICLE I


                                  DEFINITIONS
                                  -----------



          SECTION 1.1  Definitions.  As used in this Agreement, the following
                       -----------
terms, when capitalized, shall have the meanings ascribed to them below.

          "Abandoned Product" has the meaning set forth in Section 4.9.
           -----------------

          "Acquiring Party" means any Third Party (including a "group" within
           ---------------
the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) that, together with its affiliates, has annual worldwide pharmaceutical revenues of $500 million or greater, or that is then adverse to SCHERING or MYRIAD, as the case may be, in material litigation matters or has been at any time in the three (3) years prior to the time in question.

          "Advertising" means the promotion of the Co-Promotion Products in the
           -----------
Co-Promotion Territory incurred by a Party through any means, including, without limitation, (i) television and radio advertisements; (ii) advertisements appearing in journals, newspapers, magazines or other media; (iii) seminars and conventions; (iv) packaging design; (v) professional education programs; (vi) samples (including related costs for manufacturing, shipping, and use taxes), visual aids and other selling materials; (vii) hospital formulary committee presentations; and (viii) presentations to state and other governmental formulary committees; provided, however, that Advertising shall exclude Detailing and General Public Relations.

                                      1.

          "Affiliate" means any person, corporation, partnership, firm, joint
           ---------
venture or other entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, SCHERING or MYRIAD, as the case may be. As used in this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of the outstanding voting securities or by contract or otherwise.

          "Allocated Administration Expenses" means the administration expenses
           ---------------------------------
incurred by any Operating Unit that is actually directly engaged in the Drug Discovery and Early Development, Development or Commercialization of Co-Promotion Products in the Co-Promotion Territory. Administrative expenses of a Party or Operating Units not engaged in the Development or Commercialization of Co-Promotion Products in the Co-Promotion Territory shall not be recoverable as an Allocated Administrative Expense or otherwise.

          "Annual Research Plan" means the written plan describing the research
           --------------------
in the Field to be carried out during each year of the Research Program by MYRIAD and SCHERING pursuant to this Agreement. Each Annual Research Plan will be set forth in a written document adopted by the JRSC.

          "Bait" means initial DNA, RNA, expressed sequence tags and proteins
           ----
that are used in the ProNet Technology pursuant to the Research Program to identify and select the Interactive Proteins that bind to or interact with any Bait.

          "Business Day" means a day other than a Saturday, Sunday or other day
           ------------
on which banking institutions in the State of New Jersey are authorized or required by law to close.

          "Change of Control" means the occurrence of any of the following with
           -----------------
respect to MYRIAD or SCHERING, as the case may be, at any time after the date hereof:

          (a) any Acquiring Party shall have acquired or become the beneficial owner of securities representing forty percent (40%) or more of the aggregate voting power of the then outstanding voting securities of MYRIAD or SCHERING, as the case may be, or the surviving entity of any merger transaction, whether by merger, consolidation, tender offer, reorganization or similar means; or

          (b) any sale by MYRIAD of all or substantially all of MYRIAD's pharmaceutical and/or ProNet Technology-related assets, or any sale by SCHERING of all or substantially of all SCHERING's pharmaceutical assets, in each case to any Acquiring Party.


          "Commercialization" and "Commercialize" refers to all activities
           -----------------       -------------
undertaken pursuant to an approved Commercialization Plan relating to the manufacture, marketing and sale of a Co-Promotion Product.

          "Commercialization Budget" has the meaning set forth in Section 5.6.
           ------------------------

          "Commercialization Costs" means those expenses incurred by a Party for
           -----------------------
a Co-Promotion Product which are generally consistent with a Commercialization Plan and Commercialization Budget and are specifically attributable to such Co-Promotion Product in the Co-Promotion Territory, and shall consist of (i) Cost of Goods Sold, (ii) Marketing expenses, (iii) Distribution expenses, (iv) Post-Launch Product R&D expenses, (v) Allocated Administration Expenses, and (vi) a Cost of Capital Allowance.

          "Commercialization Plan" has the meaning set forth in Section 5.6.
           ----------------------

          "Completion of Pivotal Clinical Trials" means the end of the first
           -------------------------------------
clinical trial which, when completed, will have demonstrated to the DDMC's reasonable satisfaction that a Human Therapeutic Product (i) is

                                      2.

safe and efficacious, (ii) has an established dose, (iii) has an established route of administration and (iv) has a treatment schedule in the target population, all sufficient for the purpose of supporting a Drug Approval Application.

          "Confidential Information" means all confidential information
           ------------------------
(including but not limited to confidential information about any element of Technology) which is disclosed by one Party to the other hereunder or under the Confidentiality Agreement referred to in Section 7.5 to the extent that such information (i) as of the date of disclosure is not demonstrably known to the Party receiving such disclosure or its Affiliates as shown by written documentation other than by virtue of a prior confidential disclosure to such Party or its Affiliates; or (ii) as of the date of disclosure or thereafter is not disclosed in published literature or not otherwise generally known to the public through no fault or omission of the Party receiving such disclosure; or
(iii) as of the date of disclosure or thereafter is not obtained from a Third Party free from any obligation of confidentiality to the disclosing Party and having the lawful right to disclose it.

          "Control" or "Controlled" refers to possession of the ability to grant
           -------      ----------
a license or sublicense of patent rights, know-how or other intangible rights as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

          "Co-Promotion," "Co-Promote" or "Co-Promoting" means the Detailing by
           ------------    ----------      ------------
different entities, using their own separate sales forces, of a Co-Promotion Product with the same trade dress, under the same trademark, using the same Advertising, and with SCHERING designated to handle distribution and to record sales.

          "Co-Promotion Exercise Notice" has the meaning set forth in Section
           ----------------------------
5.2(a).

          "Co-Promotion Exercise Payment" has the meaning set forth in Section
           -----------------------------
6.1.

          "Co-Promotion Option" means MYRIAD's option pursuant to Section 5.2
           -------------------
hereof to designate a Potential Co-Promotion Product as a Co-Promotion Product.

          "Co-Promotion Product" means a Human Therapeutic Product with respect
           --------------------
to which MYRIAD shall have exercised its option to Co-Promote pursuant to
Section 5.2 and marketed by the Parties in the Co-Promotion Territory.

          "Co-Promotion Territory" means the United States and Canada.
           ----------------------

          "Cost of Capital Allowance" means the amount recoverable by either
           -------------------------
Party under this Agreement for the use of its Utilized Capital allocated to the business of this collaboration related to Co-Promotion Products in the Co-Promotion Territory after SCHERING's receipt of MYRIAD's Co-Promotion Exercise Notice for such Co-Promotion Product in the Co-Promotion Territory. Each Party's cost of capital shall be determined by reference to its weighted average cost of capital for the relevant period determined in accordance with objective and customary financial formulas. There shall be no Cost of Capital Allowance for time periods prior to the first commercial sale of a Co-Promotion Product in the Co-Promotion Territory.

          "Cost of Goods Sold" means the cost of  producing a Co-Promotion
           ------------------
Product sold as computed by SCHERING in accordance with International Accounting Standards applied on a consistent basis. Such costs shall include, but not be limited to, the fully-burdened cost of all raw materials, labor and overhead for formulation, filling, finishing, labeling, packaging and quality assurance, and shall also include any value added taxes or transportation charges and any royalties paid to Third Parties in connection with the manufacturing process or materials used.

          "Current Filing Date" has the meaning set forth in Section 6.1.
           -------------------

          "Current SCHERING Credits" has the meaning set forth in Section 6.1.
           ------------------------

          "Current MYRIAD Credits" has the meaning set forth in Section 6.1.
           ----------------------

                                      3.

          "DDMC" means the Drug Discovery and Management Committee established
           ----
pursuant to Section 3.1 hereof.

          "Deferred Payment" has the meaning set forth in Section 6.2.
           ----------------

          "Detailing" means a personal, in-office visit by a sales
           ---------
representative to a physician, hospital, health maintenance organization, drug wholesaler or other pharmaceutical purchaser located within the Co-Promotion Territory during which the sales representative promotes the use of a Co-Promotion Product in at least the first or second position (according to the standards generally recognized in the U.S. pharmaceutical industry).

          "Development" and "Develop" refers to all activities relating to
           -----------       -------
obtaining Regulatory Approval of a Human Therapeutic Product, and all activities relating to developing the ability to manufacture the same. This includes ongoing preclinical testing, GLP Toxicity Studies or equivalent non-U.S. studies, toxicology, formulation, bulk production, fill/finish, manufacturing process development, manufacturing, quality assurance and quality control technical support, clinical studies, regulatory affairs and outside counsel regulatory legal services.

          "Development Program" means that phase of SCHERING's clinical
           -------------------
Development activities with respect to a Human Therapeutic Product commencing after SCHERING shall have filed an IND with respect to such Human Therapeutic Product, which constitutes a program in SCHERING to obtain Regulatory Approval of such Human Therapeutic Product, and concluding with the receipt of Regulatory Approval of such Human Therapeutic Product.

          "Diagnostic Product" means all in vivo or in vitro human diagnostic
           ------------------
products and services derived from a Gene or Interactive Protein discovered under the Research Program, including, without limitation, products or services utilized to identify predisposition to disease, confirm disease, predict therapeutic effectiveness, monitor disease progression, determine prognosis or stratify patient groups, other than any Excluded Diagnostic Product.

          "Distribution" means activity performed by a Party or for its account,
           ------------
specifically attributable to the distribution of a Co-Promotion Product in the Co-Promotion Territory. Such activities will ordinarily include warehousing, order processing, customer service and shipping.

          "Drug Approval Application" means an application for Regulatory
           -------------------------
Approval required to be approved prior to any commercial sale or use of a Human Therapeutic Product as a drug or biologic in the related regulatory jurisdiction.

          "Drug Discovery and Early Development" means the activities performed
           ------------------------------------
by a Party or for its account which are approved by the DDMC and are specifically attributable to the Drug Discovery and Early Development Program. Drug Discovery and Early Development shall include, but is not limited to, preclinical studies on the toxicological, pharmacokinetics, metabolic, formulation, process development or clinical aspects of a potential Human Therapeutic Product conducted internally or by individual investigators or consultants.

          "Drug Discovery and Early Development Program" means that phase of
           --------------------------------------------
SCHERING's drug discovery and preclinical Development activities with respect to Genes and Interactive Proteins commencing after SCHERING shall have obtained an Exclusive License with respect to such Genes and Interactive Proteins, which constitutes a program in SCHERING to discover a Human Therapeutic Product which consists of, comprises, is comprised of or derived from any such Genes and Interactive Proteins, and concluding with the filing of an IND with respect to any such Human Therapeutic Product.

          "Effective Date" has the meaning specified in the Recitals to this
           --------------
Agreement.

          "Equalization Credit" has the meaning set forth in Section 6.3.
           -------------------

          "Equalization Payment" means the amount payable by one Party to the
           --------------------
other to share the Operating Profits or Losses between the Parties in accordance with Section 6.2. By way of example, in a total Operating Profits situation, if MYRIAD is entitled to share equally with SCHERING in Operating Profits or Losses and if SCHERING has an Operating Profit of 40 and MYRIAD has an Operating Loss of 10, then the Equalizing Payment made by SCHERING to MYRIAD will be 25. In a total Operating Losses situation, if MYRIAD is entitled to 40% of Operating Profits or Losses and if SCHERING has an Operating Loss of 40 and MYRIAD has an Operating Loss of 10, the Equalization Payment owed by MYRIAD to SCHERING will be 10.

          "Excess Royalty Amounts" has the meaning set forth in Section 5.16.
           ----------------------

          "Excluded Diagnostic Product" means all in vivo or in vitro human
           ---------------------------
diagnostic products and

                                      4.

services derived from a Gene or Interactive Protein discovered under the Research Program, including, without limitation, products or services utilized to identify predisposition to disease, confirm disease, predict therapeutic effectiveness, monitor disease progression, determine prognosis or stratify patient groups, that consists of, comprises, is comprised of or is derived from a Gene or Interactive Protein that (i) targets the same biochemical pathway as any Human Therapeutic Product; and (ii) includes or incorporates, in whole or in part, an active drug substance that is the same chemical entity as the active drug substance included or incorporated in any Human Therapeutic Product; provided, however, that Excluded Diagnostic Products shall not include any
--------  -------
diagnostic products specified in any notice delivered pursuant to Section 4.10(b) hereof.

          "Exclusive License" has the meaning set forth in Section 4.3.
           -----------------

          "Exclusive Pathway Option" has the meaning set forth in Section
           ------------------------
2.3(b).

          "FDA" means the United States Food and Drug Administration or any
           ---
successor agency.

          "Field" means all human therapeutic and prophylactic uses of products
           -----
for the prevention, treatment, cure or mitigation of any clinical indications in humans, including, but not limited to, small molecules, protein replacement, antisense, ribozymes, and cell or gene therapy for any clinical indication.

          "Gene" means a human gene which is useful in the Field and which has
           ----
been identified by means of the ProNet Technology pursuant to the Research Program which encodes for an Interactive Protein.

          "General Public Relations" means any public relations activity
           ------------------------
(including a press release or image piece) which (i) promotes generally the business of a company or deals in a general manner with the activities of such company in a general pharmaceutical market; and (ii) mentions in an incidental manner the fact that such company or its Affiliates markets or sells one or more of the Co-Promotion Products or provides other incidental information concerning one or more of the Co-Promotion Products. Announcements related to this Agreement or that concern primarily the relationship of either Party to each other are not General Public Relations and must be agreed upon by both Parties in writing prior to release.

          "GLP Toxicity Studies" means toxicology studies conducted in
           --------------------
accordance with the FDA's current Good Laboratory Practices pursuant to 21 C.F.R. Part 58.

          "Human Therapeutic Product" means any product for prophylactic or
           -------------------------
therapeutic use in the prevention, treatment, cure or mitigation of any clinical indications in humans which consists of, comprises, is comprised of or is derived from:

          (a) a Gene or Interactive Protein that is licensed by SCHERING hereunder;

          (b)  any fragment or mutation of (a);

          (c) an RNA or a DNA sequence corresponding, complementary to, or an antisense sequence to a Gene in (a) or (b);

          (d) a protein encoded by any of (a), (b) or (c) or any fragment of such protein;

          (e) an antibody to a protein described in (d);

          (f) a gene therapy or cell therapy product incorporating any of (a),
(b), (c), (d) or (e); or

          (g) a molecule or compound, regardless of its function or utility, other than diagnostic uses, that is discovered or whose function or utility is discovered on or prior to the tenth anniversary of the last day of the Research Term utilizing any of the Technology or information relating to (a).

          The entities listed in (b) through (g) are sometimes referred to herein as "derived" from the Gene or Interactive Protein in (a).

                                      5.

          "IND" means an investigational new drug application required to be
           ---
filed with the FDA pursuant to 21 C.F.R. (S) 312, as such regulations may be amended from time to time, to test drug products in humans, or any foreign equivalent.

          "Interaction" or "Interact" means contact between proteins that is
           -----------      --------
sufficiently stable to allow the ProNet Technology to function, resulting in the identification of Interactive Proteins.

          "Interactive Protein" means a human protein or portion of a human
           -------------------
protein which is useful in the Field and which has been identified by means of the ProNet Technology pursuant to the Research Program as a protein which directly, or indirectly through a series of Interactions, interacts with a protein or portion of a protein which was used as a Bait in the ProNet Technology.

          "JMC" means a Joint Marketing Committee established pursuant to
           ---
Section 5.1 hereof.

          "JRSC" means the Joint Research Steering Committee established
           ----
pursuant to Section 2.1 hereof.

          "Live Claim" means a claim of a Patent which has not been held
           ----------
unenforceable, unpatentable or invalid by a decision of a court, or a governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed to appeal, and which has not been admitted to be invalid or unenforceable through re-issue, re-examination, disclaimer or otherwise.

          "Marketing" means those activities that are generally consistent with
           ---------
a Commercialization Plan and are specifically attributable to the sale, promotion, and marketing of such Co-Promotion Product in the Co-Promotion Territory. Marketing shall include, but is not limited to, medical symposia and conventions, scientific exhibits, opinion leader programs, medical education programs, grand rounds, sponsoring of publications, weekend seminars, fees to managed care organizations, programs which support the prophylactic use of Co-Promotion Products, public relations, market research and other tasks specifically attributable to the sale, promotion and marketing of such Co-Promotion Product in the Co-Promotion Territory.

          "Manufacturing Cost" means the cost to prepare a Co-Promotion Product
           ------------------
for use in research or development studies, or marketing programs as computed by SCHERING in accordance with its standard accounting procedures applied on a
consistent basis.   Such costs shall include, but not be limited to, the fully-
burdened costs of all raw materials, labor and overhead for formulation, filling, finishing, labeling, packaging and quality assurance, and shall also include any value added taxes or transportation charges and any royalties paid to Third Parties in connection with the manufacturing process or materials used. Additionally, all costs to prepare placebo or product variations in research or development studies shall be included as a Manufacturing Cost.

          "Material Breach" has the meaning set forth in Section 10.2.
           ---------------

          "Milestone Credits" has the meaning set forth on Exhibit A-2 hereto.
           -----------------

          "MYRIAD Patent" means a Patent which covers the research, development,
           -------------
manufacture, use, importation, sale or offer for sale of a Gene or Interactive Protein and antibodies thereto licensed to SCHERING hereunder, which Patent is Controlled, in whole or in part, by MYRIAD.

          "MYRIAD Product" means a Human Therapeutic Product or Royalty Bearing
           --------------
Product to which rights have reverted to MYRIAD in a particular country following the abandonment by SCHERING of Development or commercialization activities with respect thereto in such country pursuant to Section 4.9, but only in the country in which such abandonment shall have occurred.

          "MYRIAD Technology" means all Technology Controlled by MYRIAD,
           -----------------
including the ProNet Technology, and Technology claimed or described in a MYRIAD Patent.

          "Net Sales" means the amount invoiced by a Party, an Affiliate or a
           ---------
permitted sublicensee for sales of Co-Promotion Products, Royalty Bearing Products or MYRIAD Products, as the case may be, to a Third Party less deductions for: (i) shipping or freight charges prepaid or allowed, and other charges, such as insurance,

                                      6.

relating thereto; (ii) sales and excise taxes or customs duties paid by the selling party and any other governmental charges imposed upon the sale of such Co-Promotion Products, Royalty Bearing Products or MYRIAD Products, as the case may be; (iii) distributors fees, rebates, non-cash rebates or allowances actually granted, allowed or incurred; (iv) quantity discounts, cash discounts or chargebacks actually granted, allowed or incurred in the ordinary course of business in connection with the sale of such Co-Promotion Products, Royalty Bearing Products or MYRIAD Products, as the case may be; (v) allowances or credits to customers, not in excess of the selling price of such Co-Promotion Products, Royalty Bearing Products or MYRIAD Products, as the case may be, on account of governmental requirements, rejection, outdating recalls or for value of returned trade goods of such Co-Promotion Products, Royalty Bearing Products or MYRIAD Products, as the case may be; (vi) costs of customer programs such as patient assistance programs designed to aid in patient compliance to maintain medication schedules; and (vii) an estimate for bad debts determined in accordance with such Party's normal accounting procedures consistently applied within and across its pharmaceutical Operating Units, whether or not invoiced to the customer. For the purpose of calculating a Party's Net Sales, the Parties recognize that (a) a Party's customers may include persons in the chain of commerce who enter into agreements with a Party as to price even though title to the Co-Promotion Product, Royalty Bearing Product or MYRIAD Product, as the case may be, does not pass directly from a Party to such customers, and even though payment for such Co-Promotion Product, Royalty Bearing Product or MYRIAD Product, as the case may be, is not made by such customers directly to a Party and (b) in such cases chargebacks paid by a Party to or through a Third Party (such as a wholesaler) can be deducted by a Party from gross revenue in order to calculate a Party's Net Sales. Any deductions listed above which involve a payment by a Party shall be taken as a deduction against aggregate sales for the period in which the payment is made. Sales of Co-Promotion Products, Royalty Bearing Products or MYRIAD Products, as the case may be, between a Party and its Affiliates solely for research or clinical testing purposes shall be excluded from the computation of Net Sales.

          "Net Sublicense Revenues" means all revenues or other consideration
           -----------------------
received from Third Parties as consideration for sublicensing of the manufacture, distribution, use or sale of Co-Promotion Products in the Co-Promotion Territory, less the expenses directly attributable to supplying goods and services to such sublicensees to enable their performance of the sublicenses.

          "Operating Profits or Losses" means the profits ("Operating Profits")
           ---------------------------                      -----------------
or losses ("Operating Losses") resulting from the Commercialization of Co-
            ----------------
Promotion Products in the Co-Promotion Territory and shall be equal to (i) Net Sales plus (ii) Net Sublicense Revenues less (iii) Commercialization Costs. A separate determination of Net Sales and Operating Profits or Losses shall be made for each Co-Promotion Product. In the event multiple Co-Promotion Products are being marketed under this Agreement, the individual statements of Operating Profits or Losses shall then be combined into a single statement of Operating Profits or Losses in a format to be mutually agreed to by the Parties for purposes of overall accounting between the Parties.

          "Operating Unit" means, with respect to each Party, the smallest
           --------------
operating unit in which a cost center statement is prepared for management accounting purposes in such Party's normal accounting procedures, consistently applied within and across its operating units.

          "Option Extension Fee" has the meaning set forth in Section 2.3(b).
           --------------------

          "Option Period" has the meaning set forth in Section 2.3(b).
           -------------

          "Patent" means United States and foreign patents, applications and
           ------
provisional applications for United States and foreign patents, and all reexaminations, reissues, extensions, term restorations, divisionals, continuations and continuations-in-part thereof.

          "Pathway" means a series comprising up to ten (10) Genes that code for
           -------
Interactive Proteins that interact with one another as defined by the ProNet Technology and includes the related Interactions.

          "Pathway Option Fee" has the meaning set forth in Section 2.3(b).
           ------------------

          "Phase IV Clinical Trials" means product support clinical trials of a
           ------------------------
Co-Promotion Product commenced after receipt of Regulatory Approval in the country where such trial is being conducted. These trials shall be considered a part of Commercialization.

                                      7.

          "Post-Launch Product R&D" means Phase IV Clinical Trials and ongoing
           -----------------------
product support (including manufacturing and quality assurance, technical support, and laboratory and clinical efforts in each case directed toward the further understanding of product safety and efficacy), professional services (including adverse event reporting and responding to inquiries from physicians regarding Co-Promotion Products) and medical affairs (including regulatory support necessary for product maintenance) which are specifically attributable to a Co-Promotion Product in the countries of the Co-Promotion Territory where such Co-Promotion Product has been launched.

          "Potential Co-Promotion Product" means a Human Therapeutic Product
           ------------------------------
following the Completion of Pivotal Clinical Trials for such product prior to the designation of such Human Therapeutic Product as a Co-Promotion Product or a Royalty Bearing Product pursuant to Section 5.2.

          "ProNet" shall mean the database of Interactive Proteins resulting
           ------
from use of the ProNet Technology.

          "ProNet Technology" means the proprietary tools (robotics, plastics,
           -----------------
software, etc.), proprietary methods (protocols, processes, etc.) and proprietary reagents (vectors, strains, buffers and solutions, etc.) used by MYRIAD to carry out yeast two hybrid protein-protein Interaction studies, including MYRIAD's proprietary compilation of protein-protein Interaction data for the human genome which is generally accessible to MYRIAD's ProNet collaborators.

          "Regulatory Approval" means any approvals (including pricing and
           -------------------
reimbursement approvals), product and/or establishment licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, or foreign equivalents thereof, necessary for the manufacture, use, storage, importation, export, transport or sale of Human Therapeutic Products in a regulatory jurisdiction.

          "Research Program" means the collaborative research program in the
           ----------------
Field to be conducted by MYRIAD and SCHERING under the JRSC pursuant to Section
2.2 and reflected in the Annual Research Plans in effect during the Research Term, including any assay development and other related activities.

          "Research Term" means the period beginning on the Effective Date and
           -------------
ending on the date on which the Research Program terminates or expires as set forth in Section 2.4 below (including for all or any portion of the Research Program which is extended pursuant to Section 2.4, the period the Research Term is extended with respect thereto).

          "Royalty Bearing Product" means a Human Therapeutic Product (a)
           -----------------------
marketed directly or indirectly by SCHERING in the Royalty Bearing Territory pursuant to Section 5.7 or (b) with respect to which MYRIAD shall have failed to exercise its option to Co-Promote pursuant to Section 5.2 within the applicable time period (other than a MYRIAD Product).

          "Royalty Bearing Territory" means the world.
           -------------------------

          "SCHERING Patent" means a Patent which covers the research,
           ---------------
development, manufacture, use, importation, sale or offer for sale of a Human Therapeutic Product, which Patent is Controlled, in whole or in part, by SCHERING.

          "SCHERING Technology" means all Technology Controlled by SCHERING,
           -------------------
including Technology claimed or described in a SCHERING Patent.

          "Tangible Advertising" shall mean (a) all Advertising described in
           --------------------
clause (i) or (ii) of the definition of the term "Advertising" and (b) all Advertising embodied in a writing or other tangible material.

          "Technology" means and includes all proprietary information and
           ----------
materials related to the Field, including but not limited to nucleic acid constructs, Genes, Interactive Proteins, DNA fragments and primers, procedures, processes, technical information, know-how, data, expertise and trade secrets.

                                      8.

          "Term" refers to the term of this Agreement as provided in Section
           ----
10.1.

          "Third Party" means any entity other than SCHERING, MYRIAD and their
           -----------
respective Affiliates.

          "Utilized Capital" means the amount of the Parties' capital
           ----------------
specifically attributable to the support of a particular Co-Promotion Product in the Co-Promotion Territory following SCHERING's receipt of MYRIAD's Co-Promotion Exercise Notice for such Co-Promotion Product in the Co-Promotion Territory, and shall consist of the consolidated net working capital specifically attributable to such support activities, defined as both Parties' (a) accounts receivable, inventory and prepaid expenses less (b) accounts payable and accrued liabilities.

          SECTION 1.2  Accounting.
                       -----------

          (a) For the purposes of determining all costs and expenses hereunder, any cost or expense allocated to such category in good faith by either Party to a particular category for a particular Human Therapeutic Product shall not also be allocated to another category for such Human Therapeutic Product, and any cost or expense allocated to a particular Human Therapeutic Product in a particular country shall not also be allocated to another Human Therapeutic Product of such Party or the same Human Therapeutic Product in a different country.

          (b) MYRIAD agrees to determine all costs and expenses hereunder with respect to Human Therapeutic Products consistent with the definitions thereof contained herein and using its standard accounting procedures, consistent with U.S. Generally Accepted Accounting Principles consistently applied ("U.S. GAAP"), to the extent practical as if such Human Therapeutic Products were solely owned products of MYRIAD, except as specifically provided in this Agreement. SCHERING agrees to determine all costs and expenses hereunder with respect to Human Therapeutic Products consistent with the definitions thereof contained herein and using its standard accounting procedures, consistent with International Accounting Standards ("IAS"), to the extent practical as if such Human Therapeutic Products were solely owned products of SCHERING, except as specifically provided in this Agreement. Each Party shall keep reasonably detailed records of the foregoing from which the material components of such items can be derived. The Parties agree that if changes in U.S. GAAP or IAS after the date hereof result in economically material differences between U.S. GAAP and IAS with respect to expenses which are not explicitly defined to be accounted for in accordance with U.S. GAAP or IAS, as the case may be, in this Agreement, the Parties will attempt to reach an equitable resolution of such differences through good faith negotiations.


                                   ARTICLE II

                                RESEARCH PROGRAM
                                ----------------

          SECTION 2.1  Joint Research Steering Committee.
                       ---------------------------------

          (a) Establishment and Functions.  Within five (5) days of the
              ---------------------------
Effective Date, MYRIAD and SCHERING shall establish a Joint Research Steering Committee (the "JRSC"). The JRSC shall plan, administer and monitor the Research Program. In particular, the JRSC shall prepare an Annual Research Plan (including the selection of any Baits to be used in conjunction with the ProNet Technology), review progress in the Research Program and recommend necessary adjustments to the Research Program as the research takes place.

          (b) Membership.  MYRIAD and SCHERING each shall appoint, in its sole
              ----------
discretion, three (3) members to the JRSC. Substitutes or alternates may be appointed at any time by notice in writing to the other Party.

          The members of the JRSC initially shall be:

                MYRIAD Appointees:

                                      9.

                             [

                                        ]

                    SCHERING Appointees:
                             [

                                        ]

          (c) Chairs.  Two co-chairpersons shall chair the JRSC, one appointed
              ------
by MYRIAD and the other appointed by SCHERING from the JRSC members.

          (d) Meetings.  The JRSC shall meet at least quarterly, at places and
              --------
on dates selected by each Party in turn, unless the Parties agree otherwise. Representatives of each Party or its Affiliates, in addition to the members of the JRSC, may attend such meetings at the invitation of either Party.

          (e) Minutes.  The JRSC shall keep accurate minutes of its
              -------
deliberations that record all proposed decisions and all actions recommended or taken. Drafts of the minutes shall be delivered to all JRSC members at least ten (10) days prior to the next meeting of the JRSC. The Party hosting the meeting shall be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be edited by the co-chairpersons and shall be issued in final form only with their approval and agreement as evidenced by their signatures on the minutes.

          (f) Quorum; Voting; Decisions.  At each JRSC meeting, at least two
              -------------------------
representatives of each Party shall constitute a quorum. The JRSC representatives of each Party shall collectively have one vote on all matters before the JRSC. All decisions of the JRSC shall be made by unanimous vote of both Parties. In the event that the JRSC is unable to resolve any matter before it, such matter shall be referred at the request of either Party to the President of MYRIAD and the President of Berlex Biosciences, a division of Berlex Laboratories, Inc., an Affiliate of SCHERING, for attempted resolution by good faith negotiations, which negotiations shall continue for a period not to exceed ninety (90) days. In the event that such dispute is not resolved in such manner, within such period or any mutually agreed extension thereof, either Party may terminate the Research Program upon written notice to the other Party.

          (g) Expenses.  MYRIAD and SCHERING shall each bear all expenses of
              --------
their respective JRSC members related to their participation on the JRSC and attendance at JRSC meetings.

          SECTION 2.2  Research Program.
                       ----------------

          (a) Purpose of Research Program.  Under the Research Program, MYRIAD
              ---------------------------
will use commercially reasonable efforts to utilize the ProNet Technology to identify Genes and Interactive Proteins, including without limitation through the use of Baits selected and prioritized by the JRSC, as further set forth in each Annual Research Plan. In carrying out the Research Program, each Party agrees to undertake the research activities described in and pursuant to the time schedules established by each Annual Research Plan unless otherwise agreed by the JRSC. Each Party shall be responsible for the administrative management of the research activities performed by such Party in support of the Research Program, subject to compliance with the applicable Annual Research Plan and to the provisions of this Article II generally, and shall bear all of its own expenses incurred in the performance of such research activities.

          (b) Annual Research Plans.  For each year of the Research Program
              ---------------------
commencing with the second year, the Annual Research Plan shall be prepared and approved in preliminary form by the JRSC no later than ninety (90) days before the end of the prior year and approved by the JRSC in final form no later than thirty (30) days before the end of the prior year. The Annual Research Plan for the first year shall be prepared and approved by the JRSC in final form by no later than October 31, 1998. Each Annual Research Plan shall be in writing and shall set forth with reasonable specificity research objectives, milestones and any Baits selected for use in the ProNet Technology for the period covered by the Annual Research Plan. The JRSC may make adjustments in the Annual Research Plan at its quarterly meetings or otherwise as it may determine.

                                      10.

          SECTION 2.3  Access to ProNet; Pathway Options.
                       ---------------------------------


          (a) Stage I - Non-Exclusive Access to ProNet.  MYRIAD and SCHERING
              ----------------------------------------
shall (i) evaluate the current Interactive Proteins and Genes in ProNet and,
(ii) using Baits selected by the JRSC in conjunction with the ProNet Technology, evaluate the subset of Interactive Proteins that Interact with such Baits, in each case pursuant to the Research Program. Upon the identification of any Interactive Protein which is not subject to an option or license in favor of any Third Party or the subject of an internal MYRIAD program as can be documented by written records, SCHERING shall have the option set forth in Section 2.3(b) below to obtain an exclusive option to a specified Pathway containing such Interactive Protein and the Genes which code for such Interactive Protein.

          (b) Stage II - Exclusive Option to Pathway.  At any time during the
              --------------------------------------
Research Term, SCHERING may acquire an option (an "Exclusive Pathway Option") to obtain an Exclusive License with respect to the Interactive Protein(s) and related Gene(s) included in any Pathway which are available for license as set forth in Section 2.3(a) and specified in a written notice to MYRIAD on or prior to the acquisition of such option. Any such specified Pathway shall not include the continuation of any "branch" of the Pathway with respect to which MYRIAD shall be unable to grant a license to SCHERING due to agreements with Third Parties in the Field relating to the "next" Interactive Protein or Gene coding for such Interactive Protein in the Pathway. SCHERING may elect to expand a specified Pathway initially including less than ten (10) Interactive Proteins or Genes coding for such Interactive Proteins during the relevant Option Period to include up to ten (10) Interactive Proteins or Genes coding for such Interactive Proteins; provided, however, that no Pathway shall be expanded to the extent that such expansion would violate the criteria set forth above. In order to acquire an Exclusive Pathway Option, SCHERING shall make a payment to MYRIAD
equal to [          ] per Pathway (the "Pathway Option Fee").  Each Exclusive
Pathway Option shall be exercisable at any time in the nine (9) month period (the "Option Period") following the acquisition of such Exclusive Pathway Option, which such Option Period may be extended by SCHERING for one additional
nine (9) month period upon the payment of an additional [          ] (the
"Option Extension Fee"). During any Option Period, MYRIAD shall not (i) assign, license or grant any option to any Third Party with respect to any of its rights in the Field to, or (ii) commence or conduct any internal program relating to, any Interactive Proteins or Genes included in the specified Pathway that is the subject of such Exclusive Pathway Option. If SCHERING shall not have acquired an Exclusive Pathway Option as set forth above, MYRIAD shall be free to utilize or to assign, license or grant any option with respect to its rights to any Interactive Proteins or Genes included in such specified Pathway at MYRIAD's sole discretion.

          (c) Stage III - Exclusive License.  At any time prior to the end of
              -----------------------------
the Option Period with respect to any Exclusive Pathway Option, SCHERING may exercise such Exclusive Pathway Option by the delivery of written notice of such election to MYRIAD, which notice shall specify the Interactive Proteins and related Genes included in the relevant Pathway to be the subject of the Exclusive License. If SCHERING shall not have exercised its Exclusive Pathway Option prior to the end of the Option Period, MYRIAD shall retain all rights to the relevant specified Pathway including Interactive Proteins and related Genes. Thereafter, SCHERING will have the right to seek an Exclusive License with respect to any Interactive Protein or related Gene which was previously the subject of an Exclusive Pathway Option from MYRIAD at any time provided that MYRIAD has not licensed the rights to such Interactive Protein or related Gene to a Third Party and has not commenced an internal program relating to such Interactive Protein or related Gene, as can be documented by written records.

          (d) No Limit to Number of Option Rights.  During the Research Term,
              -----------------------------------
SCHERING can exercise an Exclusive Pathway Option on an unlimited number of Genes and Interactive Proteins and their Pathways identified through the use of the ProNet Technology, whether during or prior to the Research Term, subject to the foregoing provisions.

          (e) Other Collaborations.  The Parties acknowledge that MYRIAD will be
              ---------------------
and is utilizing ProNet itself and in collaborations with Third Parties during the Term of this Agreement and that the licenses and options to Genes and Interactive Proteins to be granted pursuant to this Agreement to SCHERING shall only be available on a first-come, first-served basis as set forth in this Agreement.

          SECTION 2.4  Research Term.   The Research Term shall commence upon
                       -------------
the Effective Date and terminate five (5) years after the Effective Date unless extended by mutual agreement of the Parties or unless the Research Term is earlier terminated by either Party pursuant to Section 2.1(f) hereof or by SCHERING at each anniversary of the Research Term on sixty (60) days prior written notice to MYRIAD or this Agreement is earlier

                                      11.

terminated by either Party pursuant to Article X hereof.

          SECTION 2.5  Quarterly Reports.   MYRIAD shall keep SCHERING fully
                       -----------------
informed about the status of the Research Program. MYRIAD shall furnish a quarterly written report, describing the progress of the Research Program in reasonable detail, to SCHERING at least ten (10) days prior to each quarterly meeting of the JRSC.


                                  ARTICLE III


               DRUG DISCOVERY AND EARLY DEVELOPMENT; DEVELOPMENT
               -------------------------------------------------

          SECTION 3.1  Drug Discovery and Management Committee.
                       ---------------------------------------

          (a) Establishment and Function.  Within thirty (30) days after
              --------------------------
SCHERING shall have exercised its first Exclusive Pathway Option, SCHERING and MYRIAD shall establish a Drug Development and Management Committee (the "DDMC"). The DDMC shall plan, administer and monitor the Drug Discovery and Early Development Program with respect to Genes and Interactive Proteins within such Pathway and each subsequent Pathway with respect to which SCHERING shall have exercised an Exclusive Pathway Option.

          (b) Membership.  SCHERING shall appoint, in its sole discretion, three
              ----------
(3) majority members to the DDMC, and MYRIAD shall appoint, in its sole discretion, two (2) minority members to the DDMC. Substitutes or alternates may be appointed at any time by notice in writing to the other Party.

          (c) Chair.  A chairperson appointed by SCHERING from the DDMC members
              -----
shall chair the DDMC.

          (d) Meetings.  The DDMC shall meet at least once every six (6) months,
              --------
with such semi-annual meetings and any additional meetings to be held at places and on dates selected by the chairperson of the DDMC. Representatives of each Party or its Affiliates, in addition to the members of the DDMC, may attend such meetings at the invitation of either Party.

          (e) Minutes.  The DDMC shall keep accurate minutes of its
              -------
deliberations that record all proposed decisions and all actions recommended or taken. Drafts of the minutes shall be delivered to all DDMC members at least ten (10) days prior to the next meeting of the DDMC. SCHERING shall be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be edited by the chairperson and shall be issued in final form only with his approval and agreement as evidenced by his signature on the minutes.

          (f) Quorum; Voting; Decisions.  At each DDMC meeting, at least a
              -------------------------
majority of the members of the DDMC shall constitute a quorum, provided that at least one member of each Party is present. Each Party of the DDMC shall have one vote on all matters before the DDMC. All decisions shall be made by unanimous vote of both Parties. In the event that the DDMC is unable to resolve any matter before it, such matter shall be referred at the request of either Party to the President of Myriad and the President of Berlex Biosciences, a division of Berlex Laboratories, Inc., an Affiliate of SCHERING, for attempted good faith resolution by negotiations, which negotiations shall continue for a period not to exceed ninety (90) days. In the event such dispute is not resolved in such manner the final decision on such matter shall be made by SCHERING.

          (g) Expenses.  MYRIAD and SCHERING shall each bear all expenses of
              ---------
their respective DDMC members related to their participation on the DDMC and attendance at DDMC meetings.


          SECTION 3.2  Drug Discovery and Early Development Program.  Under the
                       --------------------------------------------
Drug Discovery and Early Development Program, SCHERING will conduct activities relating to research and/or preclinical Development performed with respect to
(i) identifying, discovering, screening, creating, optimizing and/or synthesizing potential Human Therapeutic Products which consist of, comprise, are comprised of or derived from any Genes or Interactive Proteins within the Pathways that are the subject of the Drug Discovery and Early Development Program and (ii) performing in vivo efficacy and preliminary acute safety studies and GLP Toxicity
                                      12.

Studies or equivalent non-U.S. studies with respect to such potential Human Therapeutic Products in preparation for filing an IND. In carrying out the Drug Discovery and Early Development Program, SCHERING agrees to use commercially reasonable efforts to undertake the activities under the Drug Discovery and Early Development Program. SCHERING shall calculate and maintain records of Drug Discovery and Early Development expenses incurred by it in accordance with procedures to be agreed upon between the Parties. Except as otherwise provided herein, all expenses incurred in connection with the Drug Discovery and Early Development Program shall be borne solely by SCHERING.


          SECTION 3.3  Development Program.  SCHERING shall be solely
                       -------------------
responsible for the worldwide clinical Development of all Human Therapeutic Products following the filing of an IND for each such Human Therapeutic Product, and agrees to use commercially reasonable efforts to Develop and bring Human Therapeutic Products to market in all countries wherein SCHERING determines it is commercially reasonable to do so. SCHERING, at its own expense, shall be responsible for preparing and filing all Drug Approval Applications and seeking Regulatory Approvals for Human Therapeutic Products in connection with such clinical Development. SCHERING shall calculate and maintain records of Development expenses incurred by it in accordance with its customary procedures. Except as otherwise provided herein, all expenses incurred in connection with the Development Program shall be borne solely by SCHERING.


          SECTION 3.4  MYRIAD Participation.  MYRIAD agrees to apply its
                       --------------------
expertise to assist SCHERING in all aspects of the Drug Discovery and Early Development Program and the Development Program, and agrees to carry out such tasks under the Drug Discovery and Early Development Program and Development Program as are reasonably requested by the DDMC, in the case of the Drug Discovery and Early Development Program, and by SCHERING, in the case of the Development Program, to the extent that such tasks are accepted by MYRIAD in its sole discretion. Any such assistance by MYRIAD shall be performed on terms and conditions (including terms relating to the ownership of intellectual property rights) to be agreed upon by the Parties.


          SECTION 3.5  Reporting.  SCHERING shall keep MYRIAD fully informed
                       ---------
about the status of the Drug Discovery and Early Development Program and the Development Program. SCHERING shall furnish a written report with respect to each potential Human Therapeutic Product that has been identified by SCHERING, describing the progress of the Drug Discovery and Early Development Program or the Development Program, as applicable, with respect to each such potential Human Therapeutic Product in reasonable detail, to MYRIAD no less frequently than twice per calendar year.


          SECTION 3.6  Right to Engage Third Parties in Drug Discovery and Early
                       ---------------------------------------------------------
Development and Development.  In the course of its business, SCHERING regularly
---------------------------
uses Third Parties to perform certain activities. SCHERING may continue to do so in carrying out the Drug Discovery and Early Development Program and the Development Program during the course of this Agreement at its own expense.


          SECTION 3.7  Drug Approval Applications.  SCHERING shall be solely
                       --------------------------
responsible for preparing and filing Drug Approval Applications and seeking Regulatory Approvals for Human Therapeutic Products in the Co-Promotion Territory and the Royalty Bearing Territory, including preparing all reports necessary as part of a Drug Approval Application. All such Drug Approval Applications shall be filed in the name of SCHERING. SCHERING shall be solely responsible for prosecuting such Drug Approval Applications. In the event that any regulatory agency threatens or initiates any action which could have a material impact on the marketing or sale of a Human Therapeutic Product, anywhere in the world, SCHERING shall notify MYRIAD of such communication within three (3) Business Days of receipt by SCHERING.


          SECTION 3.8  Manufacturing.
                       -------------

          (a) Manufacture and Supply in Drug Discovery and Early Development and
              ------------------------------------------------------------------
Development.  SCHERING shall be responsible for the manufacture and supply of
-----------
each Human Therapeutic Product for use during the Drug Discovery and Early Development Program and the Development Program, and shall use commercially reasonable efforts to manufacture, or arrange for the manufacture of, such Human Therapeutic Products in bulk form for use during the Drug Discovery and Early Development Program and the Development Program. SCHERING's actual Manufacturing Cost of such Human Therapeutic Products for such programs, plus a
mark-up of [                    ], shall be a Drug Discovery and Early
Development expense or a Development expense, as the case may be.

                                      13.

          (b) Process Development, Manufacturing Approvals.  SCHERING will use
              --------------------------------------------
commercially reasonable efforts to develop or have developed a process for the manufacture of Human Therapeutic Products and to scale up that process to a scale sufficient to manufacture and supply the anticipated demand for Human Therapeutic Products. The costs associated with the continued development of the process for the manufacture of Human Therapeutic Products as well as the scale up of that process and all material issues incident to the development of Human Therapeutic Products for commercial purposes will be a Development expense. SCHERING will use commercially reasonable efforts to make necessary filings to obtain, or to cause a Third Party manufacturer of Human Therapeutic Products to make necessary filings to obtain Regulatory Approval for the manufacture of Human Therapeutic Products as part of the approval of a Drug Approval Application for each Co-Promotion Product in the Co-Promotion Territory.


                                   ARTICLE IV

                                    LICENSES
                                    --------

          SECTION 4.1  License to SCHERING to Conduct Research.  MYRIAD grants
                       ---------------------------------------
to SCHERING a paid-up, non-exclusive, worldwide license, with a right to sublicense as described in Section 4.7, under the MYRIAD Technology to make, have made and use Genes, Interactive Proteins and entities derived therefrom, solely in the course of performance of the Research Program during the Research Term in accordance with the terms of this Agreement.


          SECTION 4.2  License to MYRIAD to Conduct Research.  SCHERING grants
                       -------------------------------------
to MYRIAD a paid-up, non-exclusive license in the Co-Promotion Territory, with a right to sublicense as described in Section 4.7, under the SCHERING Technology to make, have made and use SCHERING's proprietary Baits solely as directed by the JRSC in the course of performance of the Research Program during the Research Term in accordance with the terms of this Agreement.


          SECTION 4.3  License to SCHERING to Conduct Development.  Upon the
                       ------------------------------------------
exercise by SCHERING of an Exclusive Pathway Option with respect to any specified Gene or Interactive Protein, MYRIAD grants to SCHERING a paid-up, exclusive (even as to MYRIAD) worldwide license (an "Exclusive License"), with a right to sublicense as described in Section 4.7, under the MYRIAD Technology to make, have made and use the specified Interactive Protein(s) and related Gene(s) to Develop Human Therapeutic Products in accordance with the terms of this Agreement.


          SECTION 4.4  License to MYRIAD to Conduct Development.  SCHERING
                       ----------------------------------------
grants to MYRIAD a paid-up, exclusive (even as to SCHERING) license, with a right to sublicense as described in Section 4.7, under the SCHERING Technology to make, have made and use MYRIAD Products in accordance with the terms of this Agreement in the countries in which such products shall constitute MYRIAD Products.


          SECTION 4.5  License to SCHERING to Conduct Commercialization.  Upon
                       ------------------------------------------------
the exercise by SCHERING of an Exclusive Pathway Option with respect to any specified Gene or Interactive Protein, MYRIAD grants to SCHERING an exclusive (except as to MYRIAD as provided in Section 5.2) worldwide license, with a right to sublicense as described in Section 4.7, under the MYRIAD Technology to make, have made, use, sell, offer to sell, have sold and import Human Therapeutic Products which consist of, comprise, are comprised of or are derived from the specified Interactive Protein(s) and related Gene(s). Such license shall be subject to profit sharing or royalty payments as provided herein.


          SECTION 4.6  Rights and Licenses to MYRIAD to Conduct
                       ----------------------------------------
Commercialization.
-----------------

          (a) Co-Promotion Products.  SCHERING grants to MYRIAD an exclusive
              ---------------------
(except as to SCHERING) right in the Co-Promotion Territory under the SCHERING Technology solely for the purpose of Co-Promoting Co-Promotion Products in accordance with the terms of this Agreement.

          (b) MYRIAD Products.  SCHERING grants to MYRIAD an exclusive (even as
              ---------------
to SCHERING) license, with a right to sublicense as described in Section 4.7, under the SCHERING Technology to make, have made, use, sell, offer to sell, have sold and import MYRIAD Products, to the extent included in

                                      14.

SCHERING Technology, in accordance with the terms of this Agreement in the countries in which such products shall constitute MYRIAD Products. Such license shall be subject to royalty payments as provided herein.


          SECTION 4.7  Sublicensing.  Neither Party may grant sublicenses under
                       ------------
Sections 4.1 through 4.6 except (i) to Affiliates of such Party or (ii) with the express prior written approval of the Party that solely Controls the subject Technology (which consent will not be unreasonably withheld or delayed); provided, however, that SCHERING may grant sublicenses with respect to Royalty Bearing Products and MYRIAD may grant sublicenses to MYRIAD Products and Diagnostic Products, in each case subject to compliance with Section 6.6 and, with respect to MYRIAD Products, only in the countries in which such products shall constitute MYRIAD Products.


          SECTION 4.8  Third Party Technology.  The licenses granted under
                       ----------------------
Sections 4.1 through 4.6 include sublicenses of Third Party technology to the extent that such licensed rights can be so sublicensed and are necessary or useful for the manufacture, use, importation, sale or offer for sale of the relevant licensed product. The licenses granted under Sections 4.1 through 4.6, to the extent they include sublicenses of Third Party technology shall be subject to the terms and conditions of the license agreement pursuant to which the sublicense is granted.


          SECTION 4.9  Abandonment.  In the event that SCHERING, in its sole
                       -----------
discretion, shall determine to stop Development of a Human Therapeutic Product in any country or determine that commercialization of a Royalty Bearing Product in any country is not commercially viable, SCHERING may at any time by delivery of written notice to MYRIAD elect to abandon its Development activities with respect to such Human Therapeutic Product, or abandon its commercialization activities with respect to such Royalty Bearing Product, in such country (such Human Therapeutic Product or Royalty Bearing Product, as the case may be, being referred to with respect to such country as an "Abandoned Product"). Upon such abandonment or cessation in such country, (i) such Abandoned Product shall constitute a MYRIAD Product hereunder with respect to such country, (ii) MYRIAD may thereafter proceed with the development and commercialization of such MYRIAD Product in such country, either alone or in conjunction with Third Parties,
(iii) all licenses granted by MYRIAD to SCHERING solely with respect to such Abandoned Product shall terminate in such country, (iv) SCHERING shall grant to MYRIAD an exclusive license pursuant to Sections 4.4 and 4.6(b), with respect to such Abandoned Product in such country, (v) SCHERING shall transfer or license to MYRIAD any related Drug Approval Applications or Regulatory Approvals (including transfer or license of all relevant data and information relevant to regulatory authorities) in such country, and otherwise cooperate to enable MYRIAD to continue said development and commercialization in such country, and
(vi) SCHERING shall have no further obligation to conduct Development or commercialization as applicable, of such Abandoned Product in such country. Any abandonment pursuant to this Section 4.9 shall not constitute a Material Breach under this Agreement. In the event SCHERING shall abandon its Development or commercialization activities, as applicable, with respect to any Abandoned Product in any country under this Section 4.9, such MYRIAD Product shall thereafter bear a royalty equal to that payable for MYRIAD Products under
Section 6.5(b). Notwithstanding the foregoing, SCHERING shall not be deemed to have so abandoned any such Development or commercialization activities in any country if (i) SCHERING shall have sublicensed such Human Therapeutic Product or Royalty Bearing Product to a Third Party that has agreed to use commercially reasonable efforts to Develop such Human Therapeutic Products in such country in a manner consistent with Section 3.3 hereof or to commercialize such Royalty Bearing Products in such country in a manner consistent with Section 5.7 hereof, as the case may be, (ii) SCHERING shall be Developing a Human Therapeutic Product or commercializing a Royalty Bearing Product in such country that consists of, comprises, is comprised of or is derived from the same Gene or Interactive Protein or Genes or Interactive Proteins in the same Pathway as the Gene or Interactive Protein from which such Human Therapeutic Product or Royalty Bearing Product, as the case may be, consists, comprises, is comprised of or is derived from, or (iii) SCHERING shall be Developing a Human Therapeutic Product or commercializing a Royalty Bearing Product in such country for the prevention or treatment of the same disease, state or condition having substantially the same biological effect achieved through substantially the same mechanism of action as such discontinued Human Therapeutic Product or Royalty Bearing Product, as the case may be.


          SECTION 4.10  Diagnostic Product Rights.
                        -------------------------

          (a) Diagnostic Products.  The Parties recognize that Genes and
              -------------------
Interactive Proteins licensed to SCHERING hereunder may also have concomitant diagnostic applications. MYRIAD shall have the sole and exclusive right worldwide to, make, have made, use, sell, offer to sell, have sold and import Diagnostic Products.

                                      15.

          (b) Excluded Diagnostic Products.  Neither Party shall have any right
              ----------------------------
to make, have made, use, sell, offer to sell, have sold or import Excluded Diagnostic Products without the prior written agreement of the other Party. MYRIAD may, at any time prior to the exercise by SCHERING of an Exclusive Pathway Option with respect to any Pathway, notify SCHERING in writing that MYRIAD is then actively conducting significant internal research and development activities with respect to any diagnostic product(s) derived from any Genes or Interactive Proteins included in such Pathway, which notice shall be accompanied by written evidence reasonably acceptable to SCHERING setting forth in reasonable detail the scope of such research and development activities, and any such diagnostic product(s) shall not constitute Excluded Diagnostic Products hereunder.


          SECTION 4.11 No Other Rights. No other rights of either Party are licensed hereunder except as expressly provided herein.


                                   ARTICLE V

                               COMMERCIALIZATION
                               -----------------

          SECTION 5.1  Joint Marketing Committee.
                       -------------------------

          (a) Establishment and Function.  The Parties shall establish a Joint
              --------------------------
Marketing Committee (the "JMC") with respect to each Potential Co-Promotion Product within thirty (30) days after the Completion of Pivotal Clinical Trials for such Potential Co-Promotion Product. The purpose of the JMC shall be to (i) oversee the Commercialization of Potential Co-Promotion Products and Co-Promotion Products in the Co-Promotion Territory, including the annual budgeting and forecasting, commercial manufacturing, marketing, sales and distribution of Potential Co-Promotion Products and Co-Promotion Products, (ii) monitor, review and comment on costs incurred by the Parties in the commercial manufacture, marketing, sale and distribution of Potential Co-Promotion Products and Co-Promotion Products in the Co-Promotion Territory, (iii) review and comment on the Commercialization Plans for Potential Co-Promotion Products and Co-Promotion Products in the Co-Promotion Territory, (iv) receive and provide to the Parties all sales, pricing, and financial reports pertaining to Commercialization of Potential Co-Promotion Products and Co-Promotion Products, (v) review and comment on SCHERING's pricing recommendations for Potential Co-Promotion Products and Co-Promotion Products in the Co-Promotion Territory, (vi) budget annually (and update appropriately) each Party's expected Detailing effort for each calendar year, and (vi) facilitate the flow of information with respect to the Commercialization of each Potential Co-Promotion Products and Co-Promotion Product. The JMC shall not be involved with the commercialization of Royalty Bearing Products, MYRIAD Products or Diagnostic Products

          (b) Membership.  SCHERING shall appoint, in its sole discretion, three
              ----------
(3) members to the JMC. Prior to the effectiveness of MYRIAD's exercise of its Co-Promotion Option with respect to any Potential Co-Promotion Product, MYRIAD shall be entitled to appoint, in its sole discretion, three (3) non-voting observers to the JMC. Upon the effectiveness of MYRIAD's exercise of its Co-Promotion Option with respect to any Potential Co-Promotion Product, MYRIAD's non-voting observers shall become members of the JMC. Substitutes or alternates may be appointed at any time by notice in writing to the other Party.

          (c) Chair.  A chairperson appointed by SCHERING from the JMC members
              -----
shall chair the JMC.

          (d) Meetings.  The JMC shall meet at least once every six (6) months,
              --------
with such semi-annual meetings and any additional meetings to be held at places and on dates selected by the chairperson of the JMC. Representatives of each Party or its Affiliates, in addition to the members of the JMC, may attend such meetings at the invitation of either Party.

          (e) Minutes.  The JMC shall keep accurate minutes of its deliberations
              -------
that record all proposed decisions and all actions recommended or taken. Drafts of the minutes shall be delivered to all JMC members and non-voting observers, at least ten (10) days prior to the next meeting of the JMC. SCHERING shall be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be edited by the chairperson and shall be issued in final form only with his approval and agreement as evidenced by his signature on the minutes.

                                      16.

          (f) Quorum; Voting; Decisions.  At each JMC meeting, at least a
              -------------------------
majority of the members of the JMC shall constitute a quorum, provided that at least one member of each Party is present. Each Party shall have one vote on all matters before the JMC. All decisions of the JMC shall be made by unanimous vote of both Parties. In the event that the JMC is unable to resolve any matter before it, such matter shall be referred at the request of either Party to the President of Myriad and the Chairman of Berlex Laboratories, Inc., an Affiliate of SCHERING, for attempted good faith resolution by negotiations, which
negotiations shall continue for a period not to exceed ninety (90) days.   In
the event such dispute is not resolved in such manner, then the final decision on such matters shall be made by SCHERING, after giving due respect to the opinions of MYRIAD.

          (g) Expenses.  MYRIAD and SCHERING shall each bear all expenses of
              --------
their respective JMC members and non-voting observers related to their participation on the JMC and attendance at JMC meetings.


          SECTION 5.2  MYRIAD Option to Co-Promote.
                       ---------------------------

          (a) MYRIAD may, at any time following the creation of the JMC with respect to each Potential Co-Promotion Product and prior to the date that is one hundred twenty (120) days after notice is given by SCHERING to MYRIAD of SCHERING having filed a Drug Approval Application with the FDA for such Potential Co-Promotion Product, elect to Co-Promote such Potential Co-Promotion Product hereunder by delivery of written notice of such election (a "Co-Promotion Exercise Notice") to SCHERING, which election shall become effective at the beginning of next succeeding calendar quarter; provided, however, that
                                                      --------  -------
MYRIAD shall share with SCHERING in Operating Profits and Losses recognized from and after the applicable Current Filing Date in the manner set forth in Section
6.2. Upon effectiveness of such election, such Potential Co-Promotion Product shall constitute a Co-Promotion Product hereunder and the Commercialization of such Co-Promotion Product shall be conducted under the purview of the JMC. In the event that MYRIAD shall have (i) notified SCHERING in writing of its election not to Co-Promote such Potential Co-Promotion Product or (ii) failed to make such election with respect to such Potential Co-Promotion Product within the applicable time period, MYRIAD shall be deemed to have irrevocably waived any right to Co-Promote such Potential Co-Promotion Product, such product shall constitute a Royalty Bearing Product hereunder, the commercialization of such Royalty Bearing Product shall be conducted independently by SCHERING, and SCHERING shall pay to MYRIAD a royalty on all Net Sales of such Royalty Bearing Product pursuant to Section 6.5 hereof.

          (b) In the event that a Potential Co-Promotion Product shall become a Royalty-Bearing Product pursuant to Section 5.2(a) hereof, SCHERING shall pay to MYRIAD an amount equal to the total of the Milestone Credits solely applicable to such Potential Co-Promotion Product (but not to any product that constitutes an Abandoned Product in the Co-Promotion Territory) included in the Current MYRIAD Credits but not the ProNet access fee or the Research cost per year of the Research Term, as set forth in the calculation of Current MYRIAD Credits provided by MYRIAD pursuant to Section 6.1(b) with respect to such Potential Co-Promotion Product, not more than ten (10) Business Days after the effectiveness of MYRIAD's waiver of its right to Co-Promote such Potential Co-Promotion Product. In addition, SCHERING shall pay to MYRIAD an amount equal to Milestone Credit (vi) with respect to such Potential Co-Promotion Product (unless such amount was included in the payment made pursuant to the preceding sentence) not later than ten (10) Business Days after the first Regulatory Approval for such Potential Co-Promotion Product in the Co-Promotion Territory. This Section 5.2(b) shall not apply to any Co-Promotion Product that shall become a Royalty-Bearing Product, whether pursuant to Sections 5.16 or 6.2(a)(iii) or otherwise.


          SECTION 5.3  SCHERING as Lead Marketing Party.
                       --------------------------------

          (a) SCHERING will be the lead marketing Party with respect to all Potential Co-Promotion Products and Co-Promotion Products in the Co-Promotion Territory, and as a result, shall be obligated and responsible for carrying out Commercialization in the Co-Promotion Territory pursuant to each Commercialization Plan. SCHERING shall obtain for Co-Promotion Products pricing approvals as may be required and arrange for distribution of each Co-Promotion Product in each applicable country of the Co-Promotion Territory. SCHERING will assemble its product team and commence reporting to the JMC within five (5) days following the establishment of the JMC with respect to such Co-Promotion Product. MYRIAD will assemble its product team and commence reporting to the JMC within five (5) days after effectiveness of MYRIAD's exercise of its Co-Promotion Option. MYRIAD agrees to carry out the Commercialization responsibilities referred to in Section 5.3(b) and such other Commercialization responsibilities reasonably requested by the JMC.

                                      17.

          (b) The object of Co-Promotion is to reach a broader customer audience and avoid confusion and redundancy of the marketing message. It is recognized that the Parties bring particular strengths to the ongoing Commercialization of Co-Promotion Products, and MYRIAD and SCHERING will co-participate in the sale of all Co-Promotion Products in the Co-Promotion Territory. With respect to each Co-Promotion Product, the JMC will assign to MYRIAD a role in Commercialization functions and activities as the JMC considers to be reasonably appropriate for the successful Commercialization of such Co-Promotion Product.

          (c) The MYRIAD field sales force shall be under MYRIAD's direction and control, pursuant to review by the JMC and subject to the Commercialization Plan and Budget, and shall be compensated by MYRIAD. MYRIAD activities will be performed in accordance with each approved Commercialization Plan and Commercialization Budget. All marketing activities that have not been assigned to MYRIAD will be the responsibility of SCHERING unless determined otherwise by the JMC. The hiring by MYRIAD of field force personnel for carrying out a Commercialization Plan shall be subject to the approval of the JMC, which approval shall not be unreasonably withheld or delayed.


          SECTION 5.4  Right to Engage Third Parties in Commercialization.
                       --------------------------------------------------


          (a) Subject to the following sentence, to the extent either Party engages a Third Party to fulfill its expected Detailing efforts it must first communicate this intent to the JMC, which must approve such Third Party (such approval not to be unreasonably withheld or delayed). If SCHERING determines that it needs promotion support in the Co-Promotion Territory and MYRIAD does not or is not capable of providing it, then SCHERING may contract for additional promotion support from a Third Party. In such event, the Parties will consult prior to the engagement of a Third Party. If either Party engages a Third Party, the Detailing calls performed by such Third Party will be included in such Party's actual Detailing effort. MYRIAD shall not engage any Third Party hereunder for an initial term of less than three (3) years without the prior written approval of the JMC. Any other use of a Third Party, such as the sublicensing of a Third Party with respect to co-marketing and/or co-promotion in the Co-Promotion Territory, must be approved by the JMC, except to the extent such arrangements either directly or indirectly also involve the marketing, promotion, co-marketing and/or co-promotion of products other than Co-Promotion Products. Any Third Party engaged hereunder shall be a qualified and reputable Detailing professional reasonably satisfactory to the JMC.


          (b) The JMC shall be entitled to retain Third Parties inside and outside the Co-Promotion Territory to conduct Post-Launch Product R&D activities with respect to any Co-Promotion Product, and the expenses incurred in connection with such activities shall be included in Commercialization Costs; provided, however, that in the event that any such Third Party is an Affiliate
--------  -------
of SCHERING, the JMC must first communicate such proposed retention to MYRIAD, which must approve the terms upon which such SCHERING Affiliate shall be retained (such approval not to be unreasonably withheld or delayed).


          SECTION 5.5  Commercialization Efforts.  With respect to the Co-
                       -------------------------
Promotion Territory, SCHERING agrees to use commercially reasonable and diligent efforts to prepare the Commercialization Plans and Commercialization Budgets hereunder. Each Party agrees to exert the efforts necessary and reasonable to execute and substantially carry out the Commercialization Plans within the Commercialization Budgets and to cooperate diligently with each other in carrying out the Commercialization Plans.


          SECTION 5.6  Commercialization Plan and Budget.  SCHERING, after
                       ---------------------------------
taking into consideration MYRIAD's and the JMC's comments, shall develop and the JMC shall review, to the extent reasonably practical given the stage of development of each Co-Promotion Product and consistent with SCHERING's reasonable business practice, a commercialization plan ("Commercialization Plan") and a commercialization budget ("Commercialization Budget") for each Co-Promotion Product for the Co-Promotion Territory, including the Third Parties to be utilized and the arrangements with them that have been or are proposed to be agreed upon. Each Commercialization Budget shall include a budget of the expenses expected to be incurred in connection with performing the Commercialization Plan in each applicable country of the Co-Promotion Territory. Each Commercialization Plan and Commercialization Budget shall be submitted to the JMC for review and approval by a date to be established by the JMC taking into account SCHERING's and MYRIAD's annual budget planning calendars. The Commercialization Plan and Commercialization Budget shall be approved by the JMC no later than December 31 of each preceding year.

                                      18.

          Any significant change in a Commercialization Plan or Commercialization Budget during the course of the year will be communicated promptly to the JMC. In addition, SCHERING shall provide an update on each Commercialization Plan and Commercialization Budget to the JMC in a manner consistent (with respect to timing and content) with such updates as are reported internally by SCHERING's pharmaceutical Affiliates on their existing products at such time.


          SECTION 5.7 Commercialization of Royalty Bearing Product. The commercialization of Royalty Bearing Products shall be conducted independently by SCHERING. SCHERING agrees to use commercially reasonable efforts to commercialize Royalty Bearing Products to market in all countries wherein SCHERING determines in its reasonable judgement that it is commercially reasonable to do so.


          SECTION 5.8  Control Over Advertising and Detailing.
                       --------------------------------------

          (a) Neither Party shall engage in any Tangible Advertising or use any label, package, literature or other written material (other than General Public Relations) in connection with a Co-Promotion Product in the Co-Promotion Territory unless the specific form and content thereof is approved by the JMC.

          (b) General Public Relations on the part of either Party need not be approved by the JMC, but all representations and statements pertaining to Co-Promotion Products which appear in General Public Relations of MYRIAD or SCHERING which include subject matter not previously approved by the JMC shall be subject to the approval of the JMC.

          (c) All Advertising and Detailing undertaken by either Party hereto shall be undertaken in good faith with a view towards maximizing the sales of the applicable Co-Promotion Product.

          (d) Except with the specific written consent of the other Party to this Agreement, neither Party shall use the name of the other Party or any Affiliate of the other Party in Advertising, Detailing or General Public Relations.


          SECTION 5.9  Sales Efforts in the Co-Promotion Territory.  As part of
                       -------------------------------------------
the Commercialization Plan for the Co-Promotion Territory for each year, the JMC shall determine the targeted level of gross sales of the applicable Co-Promotion Product for the calendar year covered by such Commercialization Plan and the targeted level of gross sales for each potential market or account. Each Commercialization Plan shall provide each Party the opportunity to perform a percentage of the Detailing calls each calendar year as the JMC reasonably considers to be appropriate for the successful Commercialization of such Co-Promotion Product. The JMC shall also include in the Commercialization Plan each Party's sales target for such markets, based on each Party's agreed level of sales target as previously determined by the JMC. The Parties agree to allocate such markets and accounts in an unbiased manner based on objective, quantifiable information and market research data with the objectives of allocating to each Party markets and accounts from which each such Party will have the opportunity to attain its sales target and of maximizing Operating Profits. Notwithstanding the commercially reasonable and diligent efforts of the Parties to effect an objective allocation of individual accounts and markets between the Parties, the Parties recognize that it may be necessary from time to time to reassign individual accounts and markets between the Parties in order to give each Party responsibility for a set of accounts or markets that in the aggregate represent the targeted market opportunity for each Party, and the JMC shall be entitled to review the allocation of accounts as it reasonably determines to be appropriate.


          SECTION 5.10  Training Program.  SCHERING will ensure that adequate
                        ----------------
training programs are developed for personnel involved in the Commercialization of Co-Promotion Products in the Co-Promotion Territory. Following the effectiveness of MYRIAD's exercise of its Co-Promotion Option with respect to any Co-Promotion Product, MYRIAD shall play an appropriate role, as reasonably determined by the JMC, in the preparation of such training materials and conduct of training. SCHERING shall submit to the JMC for its review all training materials. The Parties agree to utilize such training programs on an ongoing basis to assure a consistent, focused promotional strategy. Training shall be carried out at a time which is mutually acceptable to the Parties. Except as provided herein, it is agreed that the costs of such training programs shall be borne by each Party respectively. In the event that MYRIAD utilizes SCHERING personnel to provide training to its sales force, SCHERING shall be entitled to recover its direct labor and other out-of-pocket costs associated therewith, and MYRIAD shall reimburse SCHERING for such costs within thirty (30) days after receipt of an appropriate invoice

                                      19.

therefor.

          SECTION 5.11  Trademarks.  SCHERING shall select the trademark under
                        ----------
which each Co-Promotion Product shall be marketed. The Parties shall market each Co-Promotion Product in the Co-Promotion Territory exclusively under the trademark selected pursuant to the preceding sentence (all such trademarks being hereinafter referred to as the "Trademarks" and SCHERING hereby grants MYRIAD a paid-up, non-exclusive license in the Co-Promotion Territory to use such Trademarks solely for such Co-Promotion. SCHERING shall register the Trademarks in the Co-Promotion Territory and shall take all such actions as are required to continue and maintain in full force and effect in the Co-Promotion Territory the Trademarks and the registrations thereof, and shall be solely responsible for all expenses incurred in connection therewith. As between the Parties, SCHERING shall be the exclusive owner (or as applicable exclusive licensee) of the Trademarks in the Co-Promotion Territory. In connection with MYRIAD's use of the Trademarks in the Co-Promotion Territory pursuant to this Section 5.11, MYRIAD shall not in any manner represent that it has any ownership interest in the Trademarks or registrations thereof, and MYRIAD acknowledges that its use of the Trademarks shall not create in its favor any rights therein, but all uses of the Trademarks by MYRIAD shall inure to the benefit of SCHERING except as otherwise provided herein.


          SECTION 5.12  Manufacturing and Supply in Commercialization.  SCHERING
                        ---------------------------------------------
shall be responsible for the commercial manufacture and supply of Human Therapeutic Products other than MYRIAD Products and shall use commercially reasonable efforts to manufacture, or arrange for the manufacture of, the intermediate, drug substance and/or drug product for Human Therapeutic Products for use during the Commercialization of Co-Promotion Products and commercialization of Royalty Bearing Products. SCHERING's Cost of Goods Sold of
Co-Promotion Products, plus a mark-up of [          ], shall be included in
Commercialization Costs; provided, that such mark-up shall be reduced to [     ]
with respect to any Co-Promotion Products that are distributed as promotional samples.


          SECTION 5.13  Product Recalls.  If either Party commences an internal
                        ---------------
product quality investigation with respect to a Co-Promotion Product, it shall promptly notify and consult with the other Party regarding such investigation. Further, if either Party believes that a recall of a Co-Promotion Product is necessary, such Party shall notify and consult with the other Party within one working day of such determination, and both Parties shall cooperate to allow such recall to occur under the direction of the JMC; provided, however, that in the event that any regulatory agency threatens or initiates any action to conduct a recall or market withdrawal of a Co-Promotion Product in any country in the Co-Promotion Territory, SCHERING shall be entitled to act unilaterally to effect such recall or market withdrawal, subject to SCHERING's obligation to provide notice to MYRIAD pursuant to Section 3.7. In the event of a dispute about whether to recall a Co-Promotion Product or conduct a market withdrawal, the final decision on such matter shall be made by SCHERING. In the event that MYRIAD disagrees in good faith with any such decision for reasons related to the safety of such Co-Promotion Product, MYRIAD may elect to terminate its Co-Promotion of such Co-Promotion Product pursuant to Section 5.16(b).


          SECTION 5.14  Tax Considerations.  Either Party may take advantage of
                        ------------------
tax considerations which benefit it and not the other Party. In the event that a Party takes advantage of a tax consideration which benefits it and not the other Party, no compensation to the other Party is required unless such action affects Operating Profits or Losses negatively, in which case compensation shall be provided to the other Party to make it whole.


          SECTION 5.15  Co-Promotion Mechanism.
                        ----------------------

          (a) Sales by SCHERING.  All sales of Co-Promotion Products in the Co-
              -----------------
Promotion Territory shall be booked by SCHERING. SCHERING and MYRIAD shall conduct Advertising and Detailing of each Co-Promotion Product in the Co-Promotion Territory as contemplated by this Agreement. If, during the Term of this Agreement, MYRIAD receives orders from customers for a Co-Promotion Product, it shall refer such orders to SCHERING.

          (b) Processing of Orders for Co-Promotion Products.
              ----------------------------------------------

               (i) All orders for Co-Promotion Products received and accepted by SCHERING during the Term of this Agreement shall be executed by SCHERING in a reasonably timely manner

                                      20.

     consistent with the general practices applied by it in executing orders for other pharmaceutical products sold by it.

               (ii) SCHERING shall have the discretion to reject any order received by it for a Co-Promotion Product; provided, however, that SCHERING shall not reject such orders on an arbitrary basis, but only with reasonable justification and consistent with the general policies applied by it with respect to orders for other pharmaceutical products sold by it.

               (iii) Each Party shall comply with all laws applicable to the sale of a Co-Promotion Product by it.


          SECTION 5.16  Termination of Co-Promotion.
                        ---------------------------


          (a) At the end of any calendar quarter prior to the fifth anniversary of the first commercial sale of a Co-Promotion Product in the Co-Promotion Territory, MYRIAD shall have the right, exercisable upon three (3) calendar quarters prior written notice (the "Co-Promotion Termination Notice Period") to SCHERING, to convert a Co-Promotion Product into a Royalty Bearing Product.
Upon the effectiveness of such conversion, such Co-Promotion Product shall thereafter be treated as a Royalty Bearing Product for all purposes under this Agreement, and any outstanding amount of any Deferred Payments with respect to such Co-Promotion Product shall be forgiven as of such date. Not later than thirty (30) days after the end of the Co-Promotion Termination Notice Period (sixty (60) days if such date is the last day of the fourth calendar quarter of any calendar year), SCHERING shall provide MYRIAD with a report summarizing what the pro forma royalties payable with respect to sales of such Co-Promotion Product in the Co-Promotion Territory would have been under this Agreement during the Co-Promotion Termination Notice Period if such Co-Promotion Product were a Royalty Bearing Product for such period. In the event that such pro forma royalties are greater than the aggregate of the Equalization Payments paid or payable by SCHERING during the Co-Promotion Termination Notice Period (before giving effect to any reduction in any Equalization Payment for any Deferred Payment amounts paid or deemed paid pursuant to the last sentence of Section 6.3) (the amount of such excess being referred to herein as the "Excess Royalty Amount"), the Equalization Payment payable for the third quarter of the Co-Promotion Termination Notice Period shall be accompanied by an amount equal to the Excess Royalty Amount. Any payment to MYRIAD of any Excess Royalty Amount shall be reduced (but not below zero) by the outstanding amount of any accrued Equalization Credit.

          (b) Upon ten (10) days notice to SCHERING, in the event of any good faith disagreement regarding the safety of any Co-Promotion Product as set forth in Section 5.13, MYRIAD shall have the right to convert such a Co-Promotion Product into a Royalty Bearing Product. Upon the effectiveness of any such conversion, such Co-Promotion Product shall thereafter be treated as a Royalty Bearing Product for all purposes under this Agreement. Any dispute among the Parties regarding any such conversion shall be subject to arbitration pursuant to Section 13.2 hereof.


                                   ARTICLE VI

                          PROFIT SHARING AND ROYALTIES
                          ----------------------------

          SECTION 6.1  Calculation of Co-Promotion Exercise Payment.
                       --------------------------------------------

          (a) SCHERING Credits.  SCHERING shall calculate and maintain records
              ----------------
of SCHERING Credits incurred by it in accordance with Exhibit A-1. Within thirty
(30) days of the date of the filing of the first Drug Approval Application for each Potential Co-Promotion Product in any country in the Co-Promotion Territory (the "Current Filing Date"), SCHERING shall provide MYRIAD with a calculation of SCHERING Credits incurred over the period commencing on the Effective Date and ending on the Current Filing Date, excluding any SCHERING Credits that were included in the calculation of Current SCHERING Credits in connection with any prior election by MYRIAD of a Co-Promotion Option hereunder ("Current SCHERING Credits"), together with reasonably detailed supporting documentation. Such Current SCHERING Credits shall not include any previously paid SCHERING Credits.

                                      21.

          (b) MYRIAD Credits.  MYRIAD shall calculate and maintain records of
              --------------
MYRIAD Credits incurred by it in accordance with Exhibit A-2. Within thirty (30) days of the Current Filing Date, MYRIAD shall provide SCHERING with a calculation of MYRIAD Credits incurred over the period commencing on the Effective Date and ending on the Current Filing Date, excluding any MYRIAD Credits that were included in the calculation of Current MYRIAD Credits in connection with any prior exercise by MYRIAD of a Co-Promotion Option hereunder ("Current MYRIAD Credits"), together with reasonably detailed supporting documentation. Such Current MYRIAD Credits shall not include any previously paid MYRIAD Credits.

          (c) Co-Promotion Exercise Payment.  The Co-Promotion Exercise Payment
              -----------------------------
with respect to each Co-Promotion Product shall be calculated as follows:


     [                                                 ]


          SECTION 6.2  Share of Operating Profits or Losses.
                       ------------------------------------

          (a)  Equal Sharing.
               -------------

               (i) Upon any election to Co-Promote a Potential Co-Promotion Product made pursuant to Section 5.2, MYRIAD shall be entitled to share equally with SCHERING in Operating Profits or Losses recognized from and after the applicable Current Filing Date from sales of each Co-Promotion Product in the Co-Promotion Territory. In order to exercise such option with respect to any Co-Promotion Product, MYRIAD shall pay to SCHERING an amount equal to the Co-Promotion Exercise Payment with respect to such Co-Promotion Product not later than ten (10) Business Days following the date that MYRIAD shall deliver a Co-Promotion Exercise Notice with respect to such Co-Promotion Product. In the event that MYRIAD shall have failed to make such payment with respect to such Co-Promotion Product within the applicable time period, MYRIAD shall be deemed to have irrevocably waived any right to share equally with SCHERING in Operating Profits or Losses from sales of such Co-Promotion Product and shall share Operating Profits or Losses from sales of such Co-Promotion Product pursuant to paragraph (b) below.

               (ii) The Co-Promotion Exercise Payment shall be payable in cash; provided, however, that upon written notice to SCHERING given in
     --------  -------
     conjunction with MYRIAD's Co-Promotion Exercise Notice as set forth above, MYRIAD shall have the option of paying up to fifty percent (50%) of the Co-Promotion Exercise Payment (a "Deferred Payment") over a five (5) year period as set forth below. Any such Deferred Payment shall initially bear interest at a rate per annum equal to the "prime rate" as published in "The Wall Street Journal" on the Business Day immediately preceding the date of MYRIAD's Co-Promotion Exercise Notice plus one percent (1.0%). The applicable interest rate with respect to any Deferred Payment shall be reset on each anniversary of the date of MYRIAD's Co-Promotion Exercise Notice to a rate per annum equal to the "prime rate" as published in "The Wall Street Journal" on the Business Day immediately preceding such anniversary date. Any such Deferred Payment, plus accrued and unpaid interest thereon to the date of payment, shall be deducted (but not below zero) from the Equalization Payments payable by SCHERING pursuant to
     Section 6.3.

               (iii) In the event that MYRIAD shall have failed to pay (including any amounts deducted from Equalization Payments and deemed to have been paid), the entire outstanding amount of any such Deferred Payment, plus accrued and unpaid interest thereon to the date of payment, by the end of such five (5) year period such Co-Promotion Product shall thereafter constitute a Royalty Bearing Product for all purposes under this Agreement, and all Deferred Payments shall be forgiven.

          (b) Weighted Sharing.  If MYRIAD shall have exercised its Co-Promotion
              ----------------
Option with respect to any Co-Promotion Product but shall not be entitled to share equally with SCHERING in Operating Profits or Losses from sales of such Co-Promotion Product pursuant to paragraph (a) above, MYRIAD's share of Operating Profits or Losses from sales of such Co-Promotion Product shall be calculated as follows:

     [                                                 ]

                                      22.

Where "Additional MYRIAD Payment" shall mean any sum less than the Co-Promotion Exercise Payment designated as an Additional MYRIAD Payment and paid to SCHERING not later than the tenth (10th) Business Day following the date that MYRIAD shall have delivered a Co-Promotion Exercise Notice with respect to such Co-Promotion Product to SCHERING pursuant to Section 5.2.


          (c) Adjustments.  In the event that MYRIAD shall have failed (and
              -----------
SCHERING not failed) in any calendar year to meet its expected Detailing effort with respect to any Co-Promotion Product as set forth in the applicable Commercialization Plan for such calendar year by more than five percent (5%), MYRIAD's share of Operating Profits or Losses from sales of such Co-Promotion Product shall be reduced as follows:

     [                                                 ]

Such reduction shall become effective at the beginning of the quarter immediately following the end of such calendar year, and shall remain in effect until the later to occur of (i) the end of the calendar year in which such reduction shall have gone into effect and (ii) the JMC shall have determined, after considering MYRIAD's Detailing effort in the preceding calendar year and any other relevant considerations that MYRIAD may bring to the attention of the JMC, to restore MYRIAD's share of Operating Profits or Losses to the share determined pursuant to Section 6.2(a) or (b), as applicable.


          SECTION 6.3  Co-Promotion Reports and Payments.  Within thirty (30)
                       ---------------------------------
days of the end of each calendar quarter and sixty (60) days of the end of the fourth quarter of each full calendar year, commencing with the calendar quarter in which the exercise of MYRIAD's Co-Promotion Option with respect to the applicable Co-Promotion Product became effective, each Party shall report to SCHERING and the JMC in a format to be mutually agreed to by the Parties, its revenues and individual expense items (with appropriate supporting information) involved in the computation of Operating Profits or Losses and recognized during such quarter with respect to each such Co-Promotion Product; provided, however,
                                                             --------  -------
that the computation of Operating Profits or Losses for the quarter in which the exercise of MYRIAD's Co-Promotion Option with respect to the applicable Co-Promotion Product became effective shall include all Operating Profits or Losses recognized with respect to such Co-Promotion Product from the applicable Current Filing Date to the end of such quarter, whether or not such Operating Profits or Losses were actually recognized in such quarter. Within fifteen (15) days after receipt of such reports, SCHERING shall provide for each Co-Promotion Product one financial statement in a format mutually agreed to by the Parties for the Co-Promotion Territory to the JMC, and the JMC shall promptly direct the payment to MYRIAD of any Equalization Payment due to MYRIAD with respect to each Co-Promotion Product, or the booking of a credit to SCHERING in the event that any Equalization Payment is due to SCHERING ("Equalization Credit"), which
                                          -------------------
Equalization Credit shall be deducted from subsequent Equalization Payments until the amount of accrued Equalization Credits shall be reduced to zero. In the event that this Agreement shall terminate for any reason when there are outstanding any accrued and unpaid Equalization Credits, the entire amount of such outstanding accrued and unpaid Equalization Credits shall be due and payable in cash ninety (90) days following receipt of notice by MYRIAD from SCHERING of any such outstanding amounts. The reports and Equalization Payments or Equalization Credits for each of the first three quarters of each fiscal year may be based on estimated Operating Profits or Losses for such quarters to the extent such estimates are included in such Party's books and records. The reports and Equalization Payments or Equalization Credits for the fourth quarter of each fiscal year may include reconciliation and year-end adjustments with respect to previous quarters. Any payment to MYRIAD required by this Section
6.3 shall be made in any event within forty-five (45) days of the due date of the receipt described in the first sentence of this paragraph. Any past due amounts (with respect to overdue payments by SCHERING) and all accrued Equalization Credits shall bear interest at a rate per annum equal to the applicable interest rate then in effect with respect to any Deferred Payment in respect of such Co-Promotion Product (or, if there shall at such date be no such outstanding Deferred Payment, at the rate of interest that would then be in effect pursuant to Section 6.2(a)(ii) had there been any outstanding Deferred Payment in respect of such Co-Promotion Product as of such date), adjusted annually as set forth in Section 6.2(a)(ii), until such amount is repaid. Any payment to MYRIAD pursuant to this Section 6.3 shall be reduced (but not below zero) by the outstanding amount of any accrued Equalization Credits and any Deferred Payments plus, in each case, accrued and unpaid interest thereon to the date of such payment.

          SECTION 6.4 Term. The Parties shall share Operating Profits or Losses hereunder with respect to each Co-Promotion Product in the Co-Promotion Territory until each such Co-Promotion Product is permanently withdrawn from and is no longer being sold in the Co-Promotion Territory or until either Party ceases Co-Promotion activities as provided in Section 5.16 or 10.2 hereof.

                                      23.

          SECTION 6.5  Royalties.
                       ---------


          (a)  (i)  SCHERING shall pay to MYRIAD a royalty equal [           ]
     subject to the following:


               (ii) If a Royalty Bearing Product is sold in any country in which MYRIAD does not have a valid MYRIAD Patent solely Controlled by MYRIAD, providing coverage which would prevent the sale or development of such Royalty Bearing Product by a Third Party, the royalty obligation set forth
     in Section 6.5(a)(i) above with respect to [         ] in such country
     shall be reduced to [         ], until MYRIAD is granted such valid and
     enforceable Patent coverage of such Royalty Bearing Product in such country.

               (iii) If a Royalty Bearing Product is being sold in any country in which MYRIAD has a valid MYRIAD Patent solely Controlled by MYRIAD, providing coverage which would prevent the sale or development of such Royalty Bearing Product by a Third Party, but with respect to which a Third Party is entitled to receive royalties pursuant to Section 4.8 hereof, then the royalty obligation set forth in Section 6.5(a)(i) above with respect to
     [            ] in such country shall be reduced by [           ] of the
     amount of the royalty payable to such Third Party, but not below [      ],
     until such Third Party is no longer entitled to receive a royalty with respect to such Royalty Bearing product in such country.


          (b)  (i)  MYRIAD shall pay to SCHERING a royalty equal to [         ]
     subject to the following:


               (ii) If a MYRIAD Product is sold in any country in which SCHERING does not have a valid SCHERING Patent solely Controlled by SCHERING, providing coverage which would prevent the sale or development of such Royalty Bearing Product by a Third Party, the royalty set forth in Section
     6.5(b)(i) above with respect to [          ] in such country shall be
     reduced to [           ], until SCHERING is granted such valid and
     enforceable Patent coverage of such MYRIAD Product in such country.

               (iii) If a Royalty Bearing Product is being sold in any country in which SCHERING has a valid SCHERING Patent solely Controlled by SCHERING, providing coverage which would prevent the sale or development of such Royalty Bearing Product by a Third Party, but with respect to which a Third Party is entitled to receive royalties pursuant to Section 4.8 hereof, then the royalty obligation set forth in Section 6.5(b)(i) above
     with respect to [           ] in such country shall be reduced by [     ],
     until such Third Party is no longer entitled to receive a royalty with respect to such MYRIAD Product in such country.


          (c) In the event a Party is receiving royalties under this Agreement from any Royalty Bearing Product or MYRIAD Product sold in the form of a combination product containing one or more active ingredients in addition to the Royalty Bearing Product or MYRIAD Product, as the case may be, and if the full composition of said combination product is not covered by a Patent Controlled by the Party receiving royalties, Net Sales for such combination product will be calculated by multiplying actual Net Sales of such combination product by the fraction A/(A+B), where A is the invoice price of the Royalty Bearing Product or MYRIAD Product if sold separately, and B is the total invoice price of any other active component or components in the combination, if sold separately. If, on a country-by-country basis, the other active component or components in the combination are not sold separately in said country, Net Sales for the purpose of determining royalties of the combination product shall be calculated by multiplying actual Net Sales of such combination product by the fraction A/C, where A is the invoice price of the Royalty Bearing Product or MYRIAD Product if sold separately, and C is the invoice price of the combination product. If, on a country-by-country basis, neither the Royalty Bearing Product or MYRIAD Product nor the other active component or components of the combination product are sold separately in said country, Net Sales for the purposes of determining royalties of the combination product shall be determined by the Parties in good faith on the basis of respective fair market values. If the full composition of the combination product is itself covered by a Patent Controlled by the Party receiving royalties (other than a Patent covering the manufacture, use, importation, sale or offer for sale of said Human Therapeutic Product), the provisions of this paragraph shall not apply to sales of said combination product.

                                      24.

          (d) Except where expressly provided otherwise in this Agreement, all royalties to a Party shall be paid, on a country-by-country basis, from the date of the first commercial sale of each Royalty Bearing Product or MYRIAD Product, as the case may be, in a particular country until the later of (i) ten (10) years from the first commercial sale in such country and (ii) (A) with respect to Royalty Bearing Products, the last to expire of any valid and enforceable MYRIAD Patents or SCHERING Patents which has one or more Live Claims (to the extent that, in the case of SCHERING Patents, such Live Claims claim inventions made through the use of MYRIAD Technology, Genes or Interactive Proteins) covering the manufacture, use, importation, sale or offer for sale of the Royalty Bearing Product in such country, or (B) with respect to MYRIAD Products, the last to expire of any valid and enforceable SCHERING Patents or MYRIAD Patents which has one or more Live Claims (to the extent that, in the case of MYRIAD Patents, such Live Claims claim inventions made through the use of SCHERING Technology) covering the manufacture, use, importation, sale or offer for sale of the MYRIAD Product in such country.

          (e) Upon expiration of the royalty term for a Royalty Bearing Product in a country as described above, SCHERING shall thereafter have an exclusive, paid-up license to make, have made, use, sell, have sold offer to sell, and import that Royalty Bearing Product in that country, and upon expiration of the royalty term for a MYRIAD Product in a country as described above, MYRIAD shall thereafter have an exclusive, paid-up license to make, have made, use, sell, offer to sell, have sold and import that MYRIAD Product in that country.


          SECTION 6.6  Sales by Sublicensees.  In the event either Party,
                       ---------------------
subject to the provisions of this Agreement, grants licenses or sublicenses to others to make or sell Royalty Bearing Products or MYRIAD Products, such licenses or sublicenses shall include an obligation for the licensee or the sublicensee to account for and report its Net Sales of such Royalty Bearing Products or MYRIAD Products on the same basis as if such sales were Net Sales by the Party, and such Party shall pay royalties to the other Party at the percentage rates specified in Section 6.5 on any and all compensation received from such Sublicensees.


          SECTION 6.7  Royalty Reports and Payments.  A report summarizing the
                       ----------------------------
Net Sales of any Royalty Bearing Products during the relevant quarter on a country-by-country basis shall be delivered to the receiving Party within ninety
(90) days following the end of each calendar quarter for which royalties are due from the selling Party. Such royalty report shall be in a format agreed to by the Parties. Royalty payments under this Agreement shall be made to the receiving Party or its designee quarterly within fifteen (15) days following the date for the report in the first sentence of this paragraph.


          SECTION 6.8  Payments.  Any payments due under this Agreement shall be
                       --------
in U.S. dollars and made by check sent to the address of the receiving Party set forth in Section 14.4 or by wire transfer to a designated bank account of the receiving Party.


          SECTION 6.9  Taxes.  The Party receiving royalties shall pay any and
                       -----
all taxes levied on account of royalties it receives under this Agreement. Each Party agrees to provide the other with all forms required under applicable laws and regulations (including, in the case of royalty payments made from the United States, an IRS Form 1001) in order that royalties received or paid under this Agreement are covered by the benefits of the United States-Germany Income Tax Treaty. Provided that each Party receives such forms and complies with any other requirements for treaty protection and exemption from withholding under applicable laws and regulations, each Party agrees not to withhold taxes on royalties except to the extent required by subsequent laws or regulations. If laws or regulations require that taxes be withheld, the selling Party will (i) deduct those taxes from the remittable royalty, (ii) timely pay the taxes to the proper taxing authority, and (iii) send proof of payment to the other Party within thirty (30) days of receipt of confirmation of payment from the relevant taxing authority. The selling Party agrees to take all lawful and reasonable efforts to minimize such taxes to the other Party.


          SECTION 6.10 Form of Payment. All payments due MYRIAD hereunder shall be made in United States dollars, for MYRIAD's account, by wire transfer to a bank in the United States designated in writing by MYRIAD; provided, that
                                                                --------
where payments in respect of Net Sales are based on Net Sales in non-U.S. currencies, the amount of Net Sales and any deductions used to calculate Net Sales, if any, shall be converted by SCHERING based on the average "bid" and "asked" exchange rates provided by Reuters (or a different independent wire service providing, if applicable, international spot exchange rates agreed to by the Parties) prevailing in Frankfurt at 1:00 p.m., Frankfurt time, on the last Business Day of each calendar quarter into Deutsche Marks (after January 1, 1999 into EUROs, if applicable) and then into United States dollars for the applicable quarter.

                                      25.

          SECTION 6.11  Payments to or Reports by Affiliates.  Any payment
                        ------------------------------------
required under any provision of this Agreement to be made to either Party or any report required to be made by any Party shall be made to or by an Affiliate of that Party if designated in writing by that Party as the appropriate recipient or reporting entity.


          SECTION 6.12  No Overlapping Royalties.  Notwithstanding any other
                        ------------------------
provision of this Agreement, in no event shall any royalty provided for under any Section of this Agreement be paid with respect to any sale of a Royalty Bearing Product or MYRIAD Product to the extent a royalty has been paid pursuant to any other Section of this Agreement with respect to such sale.


                                  ARTICLE VII

                     TREATMENT OF CONFIDENTIAL INFORMATION
                     -------------------------------------

          SECTION 7.1  Confidentiality.
                       ---------------

          (a) MYRIAD and SCHERING each recognize that the other's Confidential Information constitutes highly valuable and proprietary confidential information. Subject to the terms and conditions of Article IV with respect to licenses and subject to the publication provisions in Section 7.2, MYRIAD and SCHERING each agree that during the Term of this Agreement and for seven (7) years thereafter, it will keep confidential, and will cause its Affiliates to keep confidential, all Confidential Information of the other Party that is disclosed to it, or to any of its Affiliates, pursuant to or in connection with this Agreement. Neither MYRIAD nor SCHERING nor any of their respective Affiliates shall use Confidential Information of the other Party for any purpose whatsoever except as expressly permitted in this Agreement.

          (b) MYRIAD and SCHERING each agree that any disclosure of the other's Confidential Information to any officer, employee, consultant or agent of the other Party or of any of its Affiliates shall be made only if and to the extent necessary to carry out its responsibilities under this Agreement and shall be limited to the maximum extent possible consistent with such responsibilities. MYRIAD and SCHERING each agree not to disclose the other's Confidential Information to any Third Parties under any circumstance without written permission from the other Party, except as required in any patent application or patent prosecution, prosecuting or defending litigation, conducting pre-clinical or clinical trials, in any Drug Approval Application with respect to a Human Therapeutic Product, Diagnostic Product or an Excluded Diagnostic Product, or as otherwise required by law, and except as otherwise expressly permitted by this Agreement. Each Party shall take such action, and shall cause its Affiliates to take such action to preserve the confidentiality of each other's Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information. Each Party, upon the other's request, will return all the Confidential Information disclosed to it by the other Party pursuant to this Agreement, including all copies and extracts of documents, within sixty
(60) days of the request upon the termination of this Agreement; provided, that a Party may retain Confidential Information of the other Party relating to any license or right to use Technology which survives such termination and one copy of all other Confidential Information may be retained in inactive archives solely for the purpose of establishing the contents thereof. Nothing in this
Article VII shall restrict any Party from using for any purpose any Confidential Information independently developed by it during the course of the collaboration hereunder, or from using Confidential Information that is specifically derived from pre-clinical or clinical trials to carry out marketing, sales or professional services support functions as is customary in the pharmaceutical industry.

          (c) MYRIAD and SCHERING each warrant that all of its employees, and any consultants to such Party, participating in the Research Program, the Drug Discovery and Early Development Program and the Development Program, or in the Commercialization of Human Therapeutic Products, who shall have access to Confidential Information of the other Party shall be bound by agreements to maintain such information in confidence and not to use such information except as allowed herein.


          SECTION 7.2  Publication.
                       -----------

          (a) Results obtained in the course of the Research Program, the Drug Discovery and Early Development Program and, subject to subsection 7.2(b) below, the Development Program may be submitted for

                                      26.

publication by either Party hereto or its investigators, consultants or contractors only following full protection of all intellectual property rights in the results to the satisfaction of the JRSC, with respect to the Research Program, DDMC, with respect to the Drug Discovery and Early Development Program, and SCHERING, with respect to the Development Program. Each Party hereto shall be responsible for the compliance of its investigators, consultants and contractors with the provisions of this Section 7.2(a). After full protection of such intellectual property rights, the JRSC, DDMC and SCHERING, as applicable, shall determine the appropriate timing and content of any publication concerning the results of the Research Program, the Drug Discovery and Early Development Program and, subject to subsection 7.2(b) below, the Development Program, as the case may be.

          (b) Clinical trial results obtained in the course of the Development Program may be published by either Party hereto or its investigators, consultants or contractors only upon the prior prompt review and written approval of SCHERING, which approval shall not be unreasonably withheld or delayed. Each Party hereto shall be responsible for the compliance of its investigators, consultants and contractors with the provisions of this Section 7.2(b).

          SECTION 7.3  Publicity Review.  Subject to the further provisions of
                       ----------------
this Section 7.3, no Party shall originate any written publicity, news release, or other announcement relating to this Agreement or to performance hereunder or the existence of an arrangement between the Parties (collectively, "Written Disclosure"), without the prior prompt review and written approval of the other, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing provisions of this Section 7.3, any Party may make any public Written Disclosure it believes in good faith based upon the advice of counsel is required by applicable law or any listing or trading agreement concerning its publicly traded securities, provided that prior to making such Written Disclosure, the disclosing Party shall provide the other Party with a copy of the materials proposed to be disclosed and provide the receiving Party with an opportunity to promptly review the proposed Written Disclosure. To the extent that the receiving Party reasonably requests that any information in the materials proposed to be disclosed be deleted, the disclosing Party shall request confidential treatment of such information pursuant to Rule 406 of the Securities Act of 1933 or Rule 26b-2 of the Securities Exchange Act of 1934, as applicable (or any other applicable regulation relating to the confidential treatment of information) so that there be omitted from the materials that are publicly filed any information that the receiving Party reasonably requests to be deleted. The terms of this Agreement and the may also be disclosed to (i) government agencies where required by law, or (ii) Third Parties with the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, so long as such disclosure is made under a binder of confidentiality. Once a Written Disclosure is approved pursuant to this Section 7.3, either Party may publish all or a portion of such Written Disclosure without requiring any further approval from the other Party hereunder.


          SECTION 7.4  Disclosure of Inventions.  Each Party shall promptly
                       ------------------------
inform the other about all inventions in the Field that are conceived, made or developed in the course of carrying out the Research Program by employees of, or consultants to, either of them solely, or jointly with employees of, or consultants to the other.


          SECTION 7.5  Termination of Prior Agreement.  This Agreement
                       ------------------------------
supersedes the Confidentiality Agreement between Berlex Laboratories, Inc. and MYRIAD dated as of April 15, 1996. All information exchanged between the Parties under that Agreement shall be deemed Confidential Information and shall be subject to the terms of this Article VII, and shall be included within the definition of Technology.


          SECTION 7.6  Use of Names.  Neither Party shall use the name of the
                       ------------
other Party in relation to this transaction in any public announcement, press release or other public document without the written consent of such other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that either Party may use the name of the other Party in any document filed with any regulatory agency or authority, including the FDA and the Securities and Exchange Commission. MYRIAD agrees not to use the name "Schering" in relation to this transaction in any press release, public announcement or other public document without the approval of SCHERING, which approval shall not be unreasonably withheld or delayed.


                                  ARTICLE VIII

                           OWNERSHIP OF PATENT RIGHTS
                           --------------------------

                                      27.

          SECTION 8.1 Ownership. MYRIAD shall own all inventions made solely by MYRIAD during the course of performance of the Research Program. SCHERING shall own all inventions made solely by SCHERING during the course of performance of the Research Program. The Parties shall jointly own all inventions made jointly by the Parties during the course of performance of the Research Program.

          SECTION 8.2  Patent Prosecution.
                       ------------------

          (a) At its sole expense, MYRIAD shall be responsible, after due consultation with SCHERING, for the filing, prosecution and maintenance of all U.S. Patents relating to solely and jointly invented Genes and Interactive Proteins and antibodies thereto exclusively licensed to SCHERING hereunder. SCHERING shall reasonably cooperate with and assist MYRIAD, at MYRIAD's expense, in connection with such activities at MYRIAD's request.

          (b) At its sole expense, SCHERING shall be responsible, after due consultation with MYRIAD, for the filing, prosecution and maintenance of all Patents exclusively licensed by SCHERING hereunder, other than as set forth above, and of all Patents relating to Human Therapeutic Products Developed by SCHERING. MYRIAD shall reasonably cooperate with and assist SCHERING, at SCHERING's expense, in connection with such activities at SCHERING's request.


          SECTION 8.3 Third Party Patent Rights. (i) Except as expressly provided in Section 11.1, neither Party makes any warranty with respect to the validity, perfection or dominance of any Patent or other proprietary right or with respect to the absence of rights in Third Parties which may be infringed by the manufacture or sale of any Human Therapeutic Product. Each Party agrees to bring to the attention of the other Party any Patent or Patent application it discovers, or has discovered, and which relates to the rights of either Party pursuant to this Agreement.


          SECTION 8.4  Enforcement Rights.
                       ------------------

          (a) Notification of Infringement.  If either Party learns of any
              ----------------------------
infringement or threatened infringement by a Third Party of the SCHERING Patents or MYRIAD Patents, such Party shall promptly give written notice to the other Party and shall provide such other Party with all available evidence of such infringement.

          (b)  Enforcement.
               -----------

               (i) The Parties shall jointly determine the appropriate course of action to pursue with respect to infringement of any of the MYRIAD Patents covering the development, manufacture, use, importation, sale or offer for sale of Human Therapeutic Products exclusively licensed to SCHERING hereunder. The costs of such Patent enforcement shall be borne by SCHERING. MYRIAD shall reasonably cooperate with and assist SCHERING, at SCHERING's expense, in connection with such activities at SCHERING's request. MYRIAD shall also have the right to join as a party plaintiff in any suit prosecuted by SCHERING hereunder at MYRIAD's expense.

               (ii) MYRIAD shall solely determine the appropriate course of action to pursue with respect to infringement of any of the SCHERING Patents exclusively licensed to MYRIAD hereunder pursuant to Section 4.9. The costs of such Patent enforcement shall be borne by MYRIAD and MYRIAD shall be entitled to retain any recoveries relating thereto. SCHERING shall reasonably cooperate with and assist MYRIAD, at MYRIAD's expense, in connection with such activities at MYRIAD's request. SCHERING shall also have the right to join as a party plaintiff in any suit prosecuted by MYRIAD hereunder at SCHERING's expense.

               (iii) Each Party shall execute all necessary and proper documents and take such actions as shall be appropriate to allow the other Party to institute and prosecute infringement actions in accordance with this Section at the expense of the Party instituting any such action.


          (c) Recoveries.  Any recoveries with respect to Patent infringement
              ----------
actions undertaken pursuant to Section 8.4(b)(i) shall be divided as follows:

                                      28.

               (i)    SCHERING shall recover its expenses;

               (ii)   MYRIAD shall recover its expenses, if any;

               (iii)  MYRIAD shall receive a royalty percentage as specified in
     Section 6.5(a) of this Agreement on any recovery received if such infringement is related to a Royalty Bearing Product; and

               (iv) SCHERING shall retain any remaining amount as revenue, subject to any profit sharing arrangement with MYRIAD on any related Co-Promotion Product(s).


          (d) Settlement with a Third Party.  The Party that is pursuing any
              -----------------------------
action hereunder shall have the exclusive right to control settlement of a such action; provided, however, that no settlement shall be entered into without the written consent of the other Party if such settlement would materially and adversely affect the interests of the other Party hereunder.


          SECTION 8.5  Defense and Settlement of Third Party Claims.
                       --------------------------------------------

          (a) Defense.  If a Third Party asserts that a patent, trademark or
              -------
other intangible right owned by it is infringed by the manufacture, use, importation, sale or offer for sale of any Co-Promotion Product or Royalty Bearing Product, SCHERING will be solely responsible for defending against any such assertions at its cost and expense. MYRIAD shall have the right to give SCHERING reasonable assistance in the defense of any such Third Party action or proceeding, at its own expense.

          (b) Damages.  Any and all expenses, damages or payments, including any
              -------
royalties, owed to a Third Party with respect to a claim defended under this
Section 8.5 shall be the responsibility of SCHERING; provided, however, that such expenses, damages or claims shall be creditable as Commercialization Costs to the extent incurred with respect to Co-Promotion Products in the Co-Promotion Territory.

          (c) Settlement with a Third Party.  SCHERING shall have the right to
              -----------------------------
control settlement of a Third Party claim; provided, however, no settlement may be entered into without the written consent of the other Party if such settlement would materially and adversely affect that other Party's interests pursuant to this Agreement, which consent shall not be unreasonably withheld or delayed.


                                   ARTICLE IX

                            INFORMATION AND REPORTS
                            -----------------------

          SECTION 9.1  Information and Reports During Development and
                       ----------------------------------------------
Commercialization.  In addition to the reports required under Sections 2.5 and
-----------------
3.5, SCHERING and MYRIAD will disclose and make available to each other without charge (other than reasonable duplicating, postage and related out-of-pocket costs) all preclinical, clinical, regulatory, commercial, marketing, promotion, pricing, sales and other significant information known by SCHERING or MYRIAD directly concerning Genes, Interactive Proteins, Pathways or Human Therapeutic Products (other than with respect to Royalty Bearing Products and MYRIAD Products) at any time during the Term of this Agreement. Each Party will use commercially reasonable efforts to disclose to the other Party all significant information promptly after it is learned or its significance is appreciated. Each Party shall own and maintain its own database of clinical trial data accumulated from all clinical trials of products for which it was responsible pursuant to this Agreement and of adverse drug event information for all such products.

          SECTION 9.2  Complaints.  Each Party shall maintain a record of all
                       ----------
complaints it receives with respect to any Human Therapeutic Product (other than a MYRIAD Product). MYRIAD shall notify SCHERING of any complaint received by it in sufficient detail and within five (5) Business Days after the event, and in any event in sufficient time to allow SCHERING to comply with any and all regulatory requirements imposed upon it in any country; provided, however, that notice of any complaint involving a potential field alert report shall be transmitted within one (1) Business Day.

                                      29.

          SECTION 9.3  Adverse Drug Experiences.  The Parties recognize that
                       ------------------------
SCHERING as the owner and holder of Drug Approval Applications may be required to submit information and file reports to various governmental agencies on Human Therapeutic Products under clinical investigation, Human Therapeutic Products proposed for marketing or marketed Human Therapeutic Products. Information must be submitted at the time of IND filing and at the time of a request for Regulatory Approval of a new Human Therapeutic Product. In addition, supplemental information must be provided on Human Therapeutic Products at periodic intervals and adverse drug experiences must be reported at more frequent intervals depending on the severity of the experience and whether or not the event is unexpected. Consequently, MYRIAD agrees that, except with respect to MYRIAD Products, it will:


          (a) Provide to SCHERING for initial and/or periodic submission to government agencies significant information on Human Therapeutic Products from preclinical laboratory, animal toxicology and pharmacology studies, as well as adverse drug experience reports from clinical trials and commercial experiences with the Human Therapeutic Product;

          (b) In connection with investigational Human Therapeutic Products, report to SCHERING within three (3) days of the initial receipt of a report of any unexpected or serious experience with the drug, if required for SCHERING to comply with regulatory requirements; and

          (c) In connection with marketed Human Therapeutic Products, report to SCHERING within five (5) Business Days of the initial receipt of a report of any adverse experience with the drug that is serious and unexpected or sooner if required for SCHERING to comply with regulatory requirements. Serious adverse experiences mean any experience that suggests a significant hazard, contraindication, side effect or precaution, or any experience that is fatal or life threatening, is permanently disabling, requires or prolongs impatient hospitalization, or is a congenital anomaly, cancer, or overdose. An unexpected adverse experience is one not identified in nature, specificity, severity or frequency in the U.S. labeling for the drug.


          MYRIAD also agrees that if it contracts with a Third Party for research to be performed by such Third Party on the drug, MYRIAD agrees to require such Third Party to report to SCHERING the information set forth in subparagraph (a), (b), and (c) above.


          SECTION 9.4  Records of Revenues and Expenses; Resolution of Audit
                       -----------------------------------------------------
Disputes.
--------

          (a) Each Party will maintain complete and accurate records which are relevant to revenues, costs, expenses and payments under this Agreement and such records shall be open during reasonable business hours for a period of three (3) years from creation of individual records for examination at the other Party's expense and not more often than once each year by an independent auditor, which shall be a certified public accountant acceptable to both Parties, for the sole purpose of verifying for the inspecting Party the correctness of calculations and classifications of such revenues, costs, expenses or payments made under this Agreement. In the absence of "Material Discrepancies" (defined as discrepancies in excess of one percent of Operating Profits or Losses) in any request for reimbursement resulting from such audit, the accounting expense shall be paid by the Party requesting the audit. If Material Discrepancies do result, the audited Party shall bear the accounting expense (up to the amount of such discrepancy). Any records or accounting information received from the other Party shall be Confidential Information for purposes of Article VII. Results of any such audit shall be provided to both Parties, subject to Article VII.

          (b) If there is a dispute between the Parties following any audit performed pursuant to Section 9.4(a), either Party may refer the issue (an "Audit Disagreement") to an independent certified public accountant for resolution. In the event an Audit Disagreement is submitted for resolution by either Party, the Parties shall comply with the following procedures:

               (i) The Party submitting the Audit Disagreement for resolution shall provide written notice to the other Party that it is invoking the procedures of this Section 9.4(b).

               (ii) Within fifteen (15) Business Days of the giving of such notice, the Parties shall jointly select a recognized international accounting firm to act as an independent expert to resolve such

                                      30.

     Audit Disagreement.

               (iii) The Audit Disagreement submitted for resolution shall be described by the Parties to the independent expert, which description may be in written or oral form, within ten (10) Business Days of the selection of such independent expert.

               (iv) The independent expert shall render a decision on the matter as soon as practicable.

               (v) The decision of the independent expert shall be final and binding unless such Audit Disagreement involves alleged fraud, breach of this Agreement or construction or interpretation of any of the terms and conditions hereof.

               (vi) All fees and expenses of the independent expert, including any Third Party support staff or other costs incurred with respect to carrying out the procedures specified at the direction of the independent expert in connection with such Audit Disagreement, shall be borne equally by the Parties, unless the independent expert shall find a Material Discrepancy in excess of five percent of Operating Profits or Losses in the applicable period, in which case the losing Party shall be solely responsible for such fees and expenses.


                                   ARTICLE X

                              TERM AND TERMINATION
                              --------------------

          SECTION 10.1  Term.  This Agreement shall commence as of the Effective
                        ----
Date and, unless sooner terminated as provided herein and except as provided in
Section 10.2, the remaining provisions of this Agreement shall continue in effect until the later of (a) the end of the Research Term and any surviving Exclusive Pathway Options, (b) the date on which the Parties are no longer entitled to receive a share of Operating Profits or Losses on any Human Therapeutic Product or (c) the date on which neither Party is obligated to pay a royalty to the other Party, as the case may be. Those provisions shall govern the term of the rights and obligations specifically covered thereby.


          SECTION 10.2  Reasons for Termination.
                        -----------------------

          (a) Termination for Material Breach.  Subject to the provisions of
              -------------------------------
this Section 10.2, if either Party (the "Breaching Party") shall have committed a Material Breach and such Material Breach shall remain uncured and shall be continuing for a period of sixty (60) days following receipt of notice thereof by the other Party (the "Non-Breaching Party"), then, in addition to any and all other rights and remedies that may be available, the Non-Breaching Party shall have the right to terminate this Agreement and/or the relevant licenses hereunder effective upon the expiration of such sixty (60) day period. Any such notice of alleged Material Breach by the Non-Breaching Party shall include a reasonably detailed description of all relevant facts and circumstances demonstrating, supporting and/or relating to each such alleged Material Breach by the Breaching Party. Any good faith dispute among the Parties as to whether a Material Breach shall have occurred or been cured shall be subject to arbitration pursuant to Section 13.2 hereof. For purposes of this Agreement, "Material Breach" shall mean the breach of or failure to perform, in a material respect, a Party's material obligations under this Agreement. Without limiting the foregoing and by way of example only, the term "Material Breach" shall be deemed to include the failure of any Party in a material respect to meet such Party's payment obligations hereunder and the unlicensed development or commercialization of a Human Therapeutic Product. In the event of a Material Breach which is specific to any product being developed or commercialized by a Party hereunder, this Agreement may only be terminated with respect to the specific Human Therapeutic Product or MYRIAD Product relevant to such Material Breach. In no event shall the failure to gain Regulatory Approval for a Human Therapeutic Product, in and of itself, be deemed to constitute a Material Breach, unless such failure is a result of acts and events or conduct that is otherwise a Material Breach. The Parties acknowledge and agree that failure to exercise any right or option with respect to any Gene or Interactive Protein or Human Therapeutic Product or to take any action expressly within the discretion of a Party hereunder shall not be deemed to constitute a Material Breach hereunder. Any dispute with respect to the existence of a Material Breach shall be resolved in accordance with the provisions of Article XIII.

                                      31.

          (b) Termination Upon a Change of Control.  In the event of a Change of
              ------------------------------------
Control of either Party (the "Changed Party"), the Changed Party shall deliver promptly to the other Party (the "Non-Changed Party") written notice setting forth the date and circumstances of the Change of Control and the identity of the Acquiring Party. Upon receipt of such notice, or upon delivery to the Changed Party of written notice that the Non-Changed Party has otherwise determined that a Change of Control has occurred, and for a period of ninety
(90) days thereafter, the Non-Changed Party shall have the right to terminate this Agreement in its entirety or with respect to one or more particular Genes or Interactive Proteins effective upon the expiration of such ninety (90) day period.

          (c) Termination Upon Certain Events of Bankruptcy.  In the event that
              ---------------------------------------------
either Party (the "Bankrupt Party") files for protection under United States bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof, then the other Party (the "Non-Bankrupt Party") shall have the right to terminate this Agreement effective upon the delivery of notice of such termination to the Bankrupt Party.


          SECTION 10.3 Effect of Termination by MYRIAD. In the event of a termination of this Agreement by MYRIAD pursuant to Section 10.2(a) any license(s) granted hereunder by MYRIAD pursuant with respect to such Co-Promotion Product, Royalty Bearing Product or Human Therapeutic Product shall cease.

          SECTION 10.4 Remedies. If either Party shall fail to perform or observe or otherwise breaches any of its material obligations under this Agreement, in addition to any right to terminate all or any portion of this Agreement, the non-defaulting Party may elect to obtain other relief and remedies available under law.

          SECTION 10.5 Survival. Each Party shall remain liable for all obligations accruing prior to any termination of this Agreement but neither Party shall have any obligation to make any milestone, royalty or other payment that has not accrued prior to the effective date of such termination. In addition, the rights and obligations of the Parties pursuant to Article I (to the extent applicable to the interpretation of other surviving claims), Sections 4.6(b), 4.7, 4.8, 4.9, 4.10, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11, 6.12, 7.1,
7.6, 8.1, 8.2, 8.4, 9.4, 10.2, 10.3, 10.4 and Articles XII, XIII and XIV hereof shall survive any termination of this Agreement.


                                   ARTICLE XI

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          SECTION 11.1  Representations and Warranties.
                        ------------------------------

          (a) Each Party represents and warrants to the other Party that:

               (i)   Organization.  It is a corporation duly organized, validly
                     ------------
     existing and in good standing under the laws of its jurisdiction of incorporation.

               (ii)  Authority.  It has full corporate power and authority to
                     ---------
     execute and deliver this Agreement and any other agreements and instruments to be executed and delivered by such Party pursuant hereto and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken to authorize such execution, delivery and consummation have been duly and properly taken and obtained.

               (iii) Enforceability.  This Agreement has been duly executed and
                     --------------
     delivered by such Party and constitutes, and such other agreements and instruments when duly executed and delivered by such Party will constitute, legal, valid and binding obligations of such Party enforceable against such Party in accordance with their respective terms.

               (iv)  Approvals, Consents, Etc.  No approval, authorization,
                     ------------------------
     consent or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by such Party of

                                      32.

     this Agreement and the execution and delivery by such Party of such other agreements and instruments or the consummation by such Party of the transactions contemplated hereby or thereby (other than contemplated Regulatory Approvals).

               (v)  No Conflicts.  None of the execution, delivery or
                    ------------
                    performance of this Agreement or the other agreements and instruments to be executed and delivered by such Party (A) conflict with (or will conflict with) or result in a breach under (or will result in a breach under) the charter documents or any material contractual undertaking of such Party or its Affiliates; or (B) conflict with (or will conflict with) or result in a violation of (or will result in a violation of) any of the laws of the jurisdiction of incorporation of such Party.

               (vi) Title.  It has good and marketable title to or valid leases
                    -----
     or licenses for, all of its properties, rights and assets necessary for the fulfillment of its responsibilities under this Agreement, subject to no claim of any Third Party other than the relevant lessors or licensors.


          (b) MYRIAD represents and warrants to SCHERING that as of the date of this Agreement:


               (i) to the best of MYRIAD's knowledge, MYRIAD is the sole owner of, or the exclusive worldwide licensee for, the MYRIAD Patents licensed to SCHERING under this Agreement, free and clear of any liens or encumbrances which would prevent or impair the grant of such license.

               (ii) MYRIAD has the right and power to enter into this Agreement and grant the licenses granted to SCHERING under this Agreement in the manner set forth in this Agreement.

               (iii) MYRIAD Patents sublicensed to SCHERING under this Agreement are licensed to MYRIAD in a manner sufficient to permit MYRIAD to grant the sublicenses to SCHERING hereunder.

               (iv) MYRIAD has not assigned or conveyed any interest in the MYRIAD Patents licensed to SCHERING under this Agreement, or entered into any agreement or made any commitment, which is inconsistent with or in derogation of the licenses granted to SCHERING hereunder.

               (v) The execution, delivery and performance by MYRIAD of this Agreement does not require the consent of any Third Party.


                                  ARTICLE XII

                                INDEMNIFICATION
                                ---------------

          SECTION 12.1  Indemnification of MYRIAD by SCHERING.  SCHERING shall
                        -------------------------------------
indemnify, defend and hold harmless MYRIAD and its Affiliates, and its directors, officers, and employees, and their respective successors, heirs and assigns (the "MYRIAD Indemnitees"), against any liability, damage, loss,
              ------------------
settlement, cost or expense (including reasonable attorneys' fees and expenses of litigation) ("Losses") incurred by or imposed upon the MYRIAD Indemnitees, or
                 ------
any one of them, in connection with any claims, suits, actions, administrative proceedings, demands or judgments of Third Parties ("Claims"), including without
                                                     ------
limitation personal injury and product liability matters (except in cases where such Claims result from a Material Breach of this Agreement, gross negligence or willful misconduct on the part of MYRIAD) arising out of the, manufacture, promotion, sale or use by any person of any Human Therapeutic Product (other than a MYRIAD Product) which is manufactured or sold by SCHERING or by an Affiliate, sublicensee, distributor or agent of SCHERING.


          SECTION 12.2  Indemnification of SCHERING by MYRIAD.  MYRIAD shall
                        -------------------------------------
indemnify, defend and hold harmless SCHERING and its Affiliates and its respective directors, officers, and employees, and their respective successors, heirs and assigns (the "SCHERING Indemnitees"), against any losses incurred by
                        --------------------
or imposed upon the SCHERING Indemnitees, or any one of them, in connection with any Claims, including without limitation claims of suppliers and MYRIAD employees in the case of clause (a) below and personal injury and product liability matters in the case of clause (b) below (except in cases where such Claims result from a Material Breach of this Agreement, gross negligence or willful misconduct on the part of SCHERING), arising out of (a) any actions of MYRIAD and its directors, officers, employees and agents and their respective successors, heirs and

                                      33.

assigns in the performance of the Research Program, or (b) the manufacture, promotion, sale or use by any person of any Diagnostic Product or MYRIAD Product which is manufactured or sold by MYRIAD or an Affiliate, sublicensee, distributor or agent of MYRIAD (other than SCHERING or any Affiliate of SCHERING).

          SECTION 12.3 Notice, Etc. Each MYRIAD Indemnitee and SCHERING Indemnitee (each, an "Indemnitee") agrees to give the indemnifying Party prompt written notice of any Claim, for which such Indemnitee intends to assert a right to indemnification under this Agreement; provided, however, that failure to give such notification shall not affect the Indemnitee's entitlement to indemnification hereunder except to the extent that the indemnifying Party shall have been prejudiced as a result of such failure. The indemnifying Party shall have the sole right (but not the obligation) to defend, settle or otherwise dispose of any Claim for which the Indemnitee intends to assert a right to indemnification under this Agreement as contemplated in the preceding sentence on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate if and so long as the indemnifying Party has recognized in a written notice to the Indemnitee its obligation to indemnify the Indemnitee for any Losses relating to such Claim; providing, however, that the indemnifying Party shall obtain the written consent of the Indemnitee prior to ceasing to defend, settling or otherwise disposing of any Claim if as a result thereof the Indemnitee would become subject to injunctive or other equitable relief that could reasonably be expected to have a material adverse effect on the business of the Indemnitee in any nonmonetary manner.

                                  ARTICLE XIII

                               DISPUTE RESOLUTION
                               ------------------

          SECTION 13.1 Senior Officials. The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the Term of this Agreement which relate to either Party's rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article XIII if and when a dispute arises under this Agreement. In the event of the occurrence of such a dispute, either Party may, by notice to the other Party, have such dispute referred to their respective senior officials designated below or their successors, for attempted resolution by good faith negotiations within thirty
(30) days after such notice is received. Said designated senior officials are as follows:

    For SCHERING:             President, Berlex Biosciences,
                              a division of Berlex Laboratories, Inc., an Affiliate of SCHERING

    For MYRIAD:               President, Myriad Genetics, Inc.

          In the event the designated senior officials are not able to resolve such dispute within the thirty (30) day period.


          SECTION 13.2 Arbitration. In the event that the Parties cannot resolve any dispute hereunder as set forth above, other than as provided in
Section 2.1(f), the Parties shall submit the matter to arbitration as provided herein. Binding arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration panel shall be composed of three arbitrators, one of whom shall be chosen by SCHERING, one by MYRIAD and the third by the two arbitrators so chosen. If both or either of MYRIAD or SCHERING fails to choose an arbitrator or arbitrators within fourteen (14) days after receiving notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within fourteen (14) days after their appointment, then the President of the New York office of the American Arbitration Association shall, upon the request of both or either of the Parties to the arbitration, appoint the arbitrator or arbitrators required to complete the board.

          (a) Exchange of Proposals.  Within ten (10) days of the appointment of
              ---------------------
the full arbitration panel, the Parties shall exchange documents setting forth their final detailed proposals for resolution of the matter in dispute, together with a brief or other written memorandum supporting the merits of their final proposal. The arbitration panel shall promptly convene a hearing in New York, New York, at which time each Party shall have an

                                      34.

agreed upon time to argue and present witnesses in support of its final proposal.

          (b) Selection of Final Proposal.  The arbitration panel shall select
              ---------------------------
the proposal which most closely reflects a commercially reasonable interpretation of the terms of this Agreement as the way to resolve the matter. In making their selection, the arbitrators shall not modify the terms or conditions of either Party's final proposal nor shall the arbitrators combine provisions from both final proposals. In making their selection, the arbitrators shall consider the terms and conditions of this Agreement, the relative merits of the final proposals, and the written and oral arguments of the Parties. In the event the arbitrators seek the guidance of the law of any jurisdiction, the law of the State of New York shall govern.

          (c) Arbitration Regarding Material Breach.  In the event any
              -------------------------------------
arbitration shall be conducted hereunder pursuant to Section 10.2(a) with respect to whether a Material Breach shall have occurred or been cured, the authority of the arbitration panel shall be limited to the specific question of determining whether such Material Breach shall have occurred or been cured, and, notwithstanding any additional matters that may be set forth in either Party's proposal, the arbitration panel shall not be empowered to make any other decision or award any relief or remedy. In the event that the arbitration panel shall determine that such Material Breach shall have occurred the Breaching Party shall be entitled to cure such Material Breach within sixty (60) days following the arbitration panel's decision and if not so cured within the applicable time period, the Non-Breaching Party shall be entitled to terminate this Agreement and/or the relevant license hereunder pursuant to Section 10.2(a).

          (d) Notification of Decision.  The arbitrators shall make their
              ------------------------
decision known to both Parties as quickly as possible by delivering written notice of their decision to both Parties. The Parties shall agree in writing to comply with the proposal selected by the arbitration panel within five (5) days of receipt of such selection. The decision of the arbitrators shall be final and binding on the Parties, and specific performance may be ordered by any court of competent jurisdiction.

          (e) Costs.  The Parties shall bear their own costs in preparing for
              -----
the arbitration. The costs of the arbitrators shall be equally divided between the Parties.


                                  ARTICLE XIV

                                 MISCELLANEOUS
                                 -------------

          SECTION 14.1  No Agency.  Nothing contained in this Agreement or the
                        ---------
other agreements and instruments to be executed and delivered by the Parties hereto shall be deemed to constitute MYRIAD or any of its Affiliates as agent or representative of SCHERING for any purpose, or constitute SCHERING or any of its Affiliates as agent or representative of MYRIAD for any purpose. The status of each of the Parties hereto with respect to the transactions contemplated by this Agreement is that of an independent contracting party acting for its own account.


          SECTION 14.2  Expenses.   Except as otherwise specifically provided in
                        --------
this Agreement, each Party will pay its own expenses incident to this Agreement and the transactions contemplated hereby, including legal and other fees and disbursements.

          SECTION 14.3  Binding Effect.  This Agreement shall be binding upon
                        --------------
and inure to the benefit of each Party and its successors and permitted assigns upon the execution thereof by the Parties.

          SECTION 14.4  Notices.   Notices hereunder shall be in writing and
                        -------
shall be delivered by telecopier, telex, international cable, air courier or air mail, postage prepaid, as follows:


          To SCHERING:           Schering Aktiengesellschaft
                                 13342 Berlin, Germany
                                 Telecopier:  011-49-30-4681-4086
                                 Attention:  Legal Department

                                      35.

          With copies to:         Berlex Laboratories, Inc.
                                  340 Changebridge Road
                                  Montville, NJ 07045-1000
                                  Telecopier: (973) 276-2000
                                  Attention:  Vice President, Law

                           and
                                  Berlex Biosciences
                                  Division of Berlex Laboratories, Inc.
                                  15049 San Pablo Avenue
                                  P.O. Box 4099
                                  Richmond, CA  94804-0099
                                  Telecopier:  (510) 262-7095
                                  Attention:  General Counsel
          To MYRIAD:
                                  Myriad Genetics, Inc.
                                  320 Wakara Way
                                  Salt Lake City, UT 84108
                                  Telecopier:  (801) 584-3640
                                  Attention:  President
          With a copy to:
                                  Mintz, Levin, Cohn, Ferris, Glovsky and
                                  Popeo, P.C.
                                  One Financial Center
                                  Boston, MA 02111
                                  Telecopier: (617) 542-2241
                                  Attention:  Jonathan Kravetz, Esq.

          Either Party may designate any other address for notices hereunder by written notice to the other Party given in accordance with this Section 14.4 at least ten (10) days prior to the effective date of such change. Notices shall be deemed given: (i) when delivered, in the case of personal delivery; or (ii) on the date transmitted, in the case of a telecopy, as evidenced by a dated confirmation report generated by the sending telecopy machine indicating successful transmission to the recipient's telecopier number.


          SECTION 14.5  Severability.  If any term or other provision of this
                        ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either Party. Upon such determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the extent that the transactions contemplated hereby are fulfilled to the extent possible.


          SECTION 14.6  Cooperation.  The Parties shall cooperate with one
                        -----------
another in signing such documents and instruments and taking such other reasonable and lawful action as may be necessary or appropriate in performing and carrying out the terms of this Agreement.


          SECTION 14.7  Amendments and Waivers.  The Parties hereto may, by
                        ----------------------
written agreement signed by each Party, modify any of the covenants or agreements or extend the time for the performance of any of the obligations contained in this Agreement. Any Party hereto may waive, by written instrument signed by such Party, any inaccuracies in the representations and warranties of the other Party or compliance by another Party with any of its obligations contained in this Agreement. This Agreement may be amended only by written instrument signed by the Parties hereto and any waiver relating to this Agreement must be in writing signed by the Party granting such waiver.


          SECTION 14.8  Counterparts.  This Agreement may be executed in two or
                        ------------
more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                                      36.

          SECTION 14.9  Entire Agreement.  This Agreement, together with the
                        ----------------
exhibits hereto, and the agreements and instruments delivered pursuant hereto, contain the entire agreement between the Parties hereto, and supersede all prior agreements and undertakings between the Parties hereto relating to the subject matter hereof or to any other subject or proposed transaction. No representation or warranty shall be deemed to have been made herein except for those representations and warranties expressly made herein.


          SECTION 14.10  Headings.  The section headings contained in this
                         --------
Agreement are included for convenience only and form no part of the agreement between the Parties.


          SECTION 14.11  Assignment and Successors.  This Agreement may not be
                         -------------------------
assigned by either Party, except that each Party may assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, to any of its Affiliates which are more than 50% owned by such Party or which own more than 50% of the voting stock of such Party, or to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporations.


          SECTION 14.12  Force Majeure.  Neither SCHERING nor MYRIAD shall be
                         -------------
liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of SCHERING or MYRIAD. In event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.


          SECTION 14.13  Parties in Interest.  Except as provided in Article
                         -------------------
XII, nothing in this Agreement, express or implied, is intended to confer on any person or entity other than the Parties hereto and their respective permitted sublicensees and assignees any rights or remedies under or by virtue of this Agreement, and no person or entity shall assert any rights as a Third Party beneficiary hereunder.


          SECTION 14.14  Governing Law.  This Agreement shall be governed by and
                         -------------
construed in accordance with the laws of the State of New York without regard to New York's choice of law provisions other than those directing the application of New York law.


          SECTION 14.15  Further Assurances.  The Parties agree to duly execute
                         ------------------
and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, that may be necessary or as any other Party hereto may at any time and from time to time reasonably request in connection with this Agreement to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, this Agreement.


          SECTION 14.16  Bankruptcy.  All rights and licenses granted under or
                         ----------
pursuant to this Agreement are, and shall otherwise be, deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(52) of the U.S. Bankruptcy Code. The Parties to this Agreement shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of bankruptcy proceeding by or against a party licensor under the U.S. Bankruptcy Code, the licensee shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to the licensee (a) upon any such commencement of a bankruptcy proceeding upon written request therefor by the licensee, unless the licensor elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, upon the rejection of the Agreement by or on behalf of the licensor upon written request therefor by the licensee, provided, however, that upon the licensor's (or its successor's) written notification to the licensee that it is again willing and able to perform all of its obligations under this Agreement, the licensee shall promptly return all such tangible materials to the licensor, but only to the extent that the licensee does not require continued access to such materials to enable the licensee to perform its obligations under this Agreement.


          SECTION 14.17  Ambiguities.  Ambiguities, if any, in this Agreement
                         -----------
shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

                                      37.

          IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized representative.


              SCHERING AKTIENGESELLSCHAFT


              By:   /s/ Professor Stock
                    -----------------------------------------------
                    Name:    Prof. Stock
                    Title:   Member of Executive Board of Directors

              By:   /s/ Dr. Kapp
                    -----------------------------------------------
                    Name:    Dr. Kapp
                    Title:   Head of Strategic Business
                             Unit-Therapeutics

              MYRIAD GENETICS, INC.

              By:   /s/ Peter D. Meldrum
                    -----------------------------------------------
                    Name:    Peter D. Meldrum
                    Title:   President & C.E.O.

              By:
                    -----------------------------------------------
                    Name:
                    Title:

                                      38.

                                  EXHIBIT A-1
                                  -----------

                                SCHERING CREDITS


[









                                                            ].
                                     A-1-1

                                  EXHIBIT A-2
                                  -----------

                                 MYRIAD CREDITS


[










                                                       ].

                                     A-2-1